As filed with the Securities and Exchange Commission on February 19, 2002 Registration No. 333-69084

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 FORM SB-2
                           REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               AMENDMENT NO. 4

                        SPECIALIZED SOLUTIONS, INC.
                        ---------------------------
            (Exact name of registrant as specified in its charter)

FLORIDA                                 8243               59-3670988
--------------------------------     ----------------    ----------------
(State or other jurisdiction of     (Primary Standard    (I.R.S. Employer
 incorporation or organization)      Industrial           Identification
 No.)                                Classification       Number)
                                     Code)

3910 Riga Boulevard, Tampa, Florida        33619          (813) 621-6061
------------------------------------      -------         --------------
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Carrie A. Cameron, President
3910 Riga Boulevard
Tampa, Florida 33619
Telephone: (813) 621-6061 Facsimile: (813) 621-8823
----------------------------------------------------------------------------
(Address, including zip code, and telephone number, including area code, of registrant's agent for service)

COPIES OF COMMUNICATIONS TO:
Jackson L. Morris, Esq.
3116 West North A Street
Tampa, Florida 33609-1544
Telephone:  (813) 874-8854  Facsimile:  (813) 873-9628

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each                           Proposed      Proposed
class of securities                     Maximum        Maximum
to be registered     Amount to be    offering price   aggregate   Amount of
registration         registered        per Share*  offering price    fee
----------------------------------------------------------------------------
Common Stock,
$.001 par value      2,500,000(1)      $.00033       $825                0

Common Stock,
$.001 par value      5,270,600(2)        $1.00    $5,270,600        $1,318

Common Stock,
$.001 par value      3,229,400(3)        $1.00    $3,229,400           808

Common Stock
$.001 par value      1,000,000(4)        $2.00    $2,000,000           500
---------------------------------------------------------------------------
Total:              10,000,000                    $7,500,000        $2,626

(1)  Registered for distribution as a dividend in kind to the stockholders
of Stampede Worldwide, Inc.    The filing fee has been calculated as provided
in Rule 457(f)(2) based on one-third of the par value.
(2) Registered for sale by the Registrant. "Offering price" based upon a bona fide estimate at time of original filing.
(3) Registered for resale by selling stockholders. "Offering price" based upon a bona fide estimate at time of original filing.
(4) Additional shares registered for sale by the Registrant. "Offering price" based upon a bona fide estimate at time of filing of amendment no. 2. *Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 (the "Securities Act"). The registrant is unable to determine or estimate the price at which any of the securities will be sold. There is no public market for the common stock at the date of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

CROSS REFERENCE SHEET

This table sets forth the location in the prospectus of the information required to be included in the prospectus in response to the items in Form SB-2.

Item of Form SB-2                           Location in Prospectus
------------------                          ----------------------
Item 1.   Front of registration statement   Outside front cover of prospectus
  and outside front cover of prospectus.
Item 2.   Inside front and outside back     Inside front cover and outside
  cover pages of prospectus.                  back cover of prospectus and
                                              Additional Information.
Item 3.   Summary information               Risk Factors.
  and risk factors.
Item 4.   Use of proceeds.                  Use of Proceeds.
Item 5.   Determination of offering price.  Distributions of Shares.
Item 6.   Dilution.                         Dilution.
Item 7.   Selling security holders.         Selling Stockholders.
Item 8.   Plan of distribution.             Distributions of Shares.
Item 9.   Legal proceedings.                Specialized's Business-Legal
                                              Proceedings.
Item 10.  Directors, executive officers,    Information about Specialized's
  promoters and control persons               History, Management, and
                                              Principal Stockholders.
Item 11.  Security ownership of certain     Principal Stockholders.
  beneficial owners and management.
Item 12.  Description of securities.        Information about the common
                                              shares.
Item 13.  Interest of named experts and     Interest of Counsel, Experts.
  counsel.
Item 14.  Disclosure of Commission          Specialized's Management.
  position on indemnification for
  Securities Act liabilities.
Item 15.  Organization within last          Information about Specialized's
  five years.                                  History.
Item 16.  Description of business.          Specialized's Business.
Item 17.  Management's discussion and       Management's Discussion and
  analysis or plan of operation.              Analysis of Results of
                                              Operations and Financial
                                              Condition.
Item 18.  Description of property.          Specialized's Business-
                                              Description of Property.
Item 19.  Certain relationships and         Transactions between Specialized
  and related transactions.                   its Management.
Item 20.  Market for common equity          Dividends on Common Stock and
  and related stockholder matters.            Related Stockholder Matters.
Item 21.  Executive compensation.           Specialized's Management-
  Management                                  Compensation.
Item 22.  Financial statements.             Financial Statements.
Item 23.  Changes In and Disagreements      Not applicable.
  With Accountants on Accounting and
  Financial Disclosure.

                        SPECIALIZED SOLUTIONS, INC.
                     11,000,000 SHARES OF COMMON STOCK

     Specialized Solutions, Inc.'s common stock is not publicly traded at the date of this Prospectus. Specialized expects its common stock to become publicly traded as a result of the three distributions covered by this prospectus. Specialized has requested that its trading symbol on the OTC Bulletin Board be "SPSL".

     The three distributions covered by this prospectus are:

   2,500,000 common shares are to be distributed to stockholders of Stampede Worldwide, Inc., a publicly traded company, as a dividend and at no cost to the recipients of these common shares. This distribution will be made as soon as practicable following the effective date of the registration statement containing this prospectus. Stampede may be deemed to be an underwriter of the shares it is distributing to its stockholders. See "Distributions of Specialized Shares - Distribution by Stampede" at page 21.

   5,270,600 common shares are to be offered by Specialized. Offers on behalf of Specialized will be made by the Company's officers who will not be paid any compensation for shares they sell. Specialized will begin this offering on the date of this prospectus and continue it until all the shares are sold or Specialized terminates the offering. Specialized does not expect to engage an underwriter for the sale of these shares. Specialized has no assurance that it will be able to sell any of these common shares. See "Distributions of Specialized Shares - Distribution by Specialized" at page 21.

   3,229,400 common shares are to be offered by Specialized's existing stockholders for their own account through their own stock brokers. This offering will begin on the date of this prospectus and continue as long as this prospectus is in effect or until all of the shares have been sold. See "Distributions of Specialized Shares - Distribution by Selling Stockholders" at page 21.

     Specialized believes that an initial price range of from $1 to $2 is reasonable for its common stock in the public securities market. There is no assurance a public market will develop or that the price in the public market will be within this price range at any point in time.

     Specialized will not receive any proceeds from the distribution of its common shares to Stampede's stockholders or from the sale of its common shares by its existing stockholders.

     An investment in Specialized's common stock involves certain risks. See, "Risk Factors" beginning on page 3.

     Specialized's common stock has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2002.

                                   TABLE OF CONTENTS
                                                          Page

Information About Specialized's History                     1
Risk Factors                                                1
Determination of Offering Price                             6
Dilution to Purchasers of Specialized's Common Stock        6
Use of Proceeds                                             7
Capitalization                                              7
Selected Pro Forma Financial Data                           8
Management's Discussion and Analysis of Financial
      Condition and Results of Operations                   9
Specialized's Business                                     18
Specialized's Management                                   23
Compensation of Specialized's Management                   25
Transactions between Specialized and Its Management        25
Principal Stockholders                                     26
Information about the Common Shares                        26
Selling Stockholders                                       27
Distributions of Specialized's Shares                      28
Market for Shares, Dividends on Common Shares and
     Related Stockholder Matters                           31
Interests of Council                                       32
Experts                                                    32
Reports to Security Holders                                32
Additional Information                                     32
Index to Financial Statements                              33

     Specialized has not authorized any dealer, salesman or other person to give any information or to make any representations other than those contained in this prospectus. Any person receiving any other information or representations should not rely upon it. This prospectus is not an offer to sell the common shares and it is not soliciting an offer to buy the common shares in any state or to any person where the offer or sale is not permitted or where the person making the offer or solicitation is not properly licensed. The state of Specialized's affairs may change after the date of this prospectus and of the information in it.

     Until _________, 2002 (90 days after the date of this prospectus), all dealers effecting transactions in Specialized's common shares, whether or not they are participating in this distribution, may be required to deliver a copy of this prospectus. Dealers participating in the distribution have an obligation to deliver a copy of this prospectus when acting as underwriters, which could include all dealers selling the common shares for existing stockholders, as well as dealers selling common shares for purchasers of common shares from Specialized and recipients of common shares from Stampede.









                   INFORMATION ABOUT SPECIALIZED'S HISTORY

     Specialized was incorporated in Florida under the name "i-Academy, Inc." on August 25, 2000. The Company's founder was Stampede, also a Florida corporation and publicly traded holding company. Stampede organized i-Academy for the purpose of starting a computer and software certification training business in its own classrooms and at its customers' offices. i-Academy built a training facility but was not successful and became dormant. On August 8, 2001, i-Academy acquired a Florida corporation named "Specialized Solutions, Inc." and i-Academy changed its name to Specialized Solutions, Inc. the following day. The original Specialized Solutions was incorporated in Florida, on November 27, 1996 by its founder, Carrie A. Cameron. Ms. Cameron is now Specialized's chairperson and Chief executive officer. She started the original Specialized Solutions to develop and sell computer and software certification training courses, develop customized training courses for other companies and offer self-study and on-line training. The acquisition by i-Academy, renamed Specialized, added classroom instruction to Specialized's business. The merger between i-Academy and Ms. Cameron's company has been accounted for as a reverse acquisition in which Ms. Cameron's company has been treated as the surviving company for accounting purposes, even though i-Academy is the surviving company for legal purposes.

     Specialized's address is 3910 Riga Boulevard, Tampa, Florida 33619. Its local telephone number is (813) 621-6061, its toll free number is (800) 942-1660, its local facsimile number is (813) 621-8823 and its toll free telephone facsimile number is (877) 200-5959. Specialized operates several Web sites, including www.specializedsolutions.com, www.customizedcurriculum.com, and www.quickcert.com, www.i-academy.com and www.oncourselearning.com.

                                   RISK FACTORS

     Assumptions about future events used as a basis for certain statements in this prospectus about future events may differ from actual future events, causing the statements in this prospectus about future events to be inaccurate and the results of future operations to be worse than suggested in this prospectus. Specialized makes statements in this prospectus about its possible future based upon its current expectations. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act and
Section 27A of the Securities Act and are subject to the safe harbors created by those sections. Specialized's actual future may be materially different from its expectations described in this prospectus. Some of the words Specialized uses to describe its expected future are "believes", "anticipates", "expects", "intends", "may", "will" and other similar expressions, but there may be others. Also, any information described as forecasts, projections or future events or circumstances and statements made with future-tense verbs are forward-looking statements. Readers should realize that many of the possible future events described in this prospectus are beyond Specialized's control. Specialized does not intend to publicly publish any revisions to reflect events or circumstances occurring after the date of this prospectus.

     Specialized has no experience with online learning in which its i-Academy line of business will be engaged and the failure of i-Academy would have material adverse affect on Specialized's future results of operations and financial condition. Specialized has only recently introduced its i-Academy online university learning Web site and there is no assurance this Web site will be successful. Factors which could adversely affect the revenues and performance of the i-Academy Web site include:

- Specialized needs marketing funds it expects to derive from the sale of the shares offered by this prospectus to attract user traffic to i-Academy and to establish relationships with existing resellers and corporate customers. There is no assurance if or how many shares can be sold.

- i-Academy Web site has not been tested in the marketplace. If i-Academy's training content is not accept by Specialized's clients, Specialized's future revenue stream would be diminished.

- Specialized's i-Academy may be unable to compete successfully against competitors who have more experience in offering online learning programs.

- Some of the course offerings on i-Academy are new training titles for Specialized and Specialized does not know if it can successfully market these new courses.

- Specialized may not be able to secure optimum search engine placement positions and there is currently a lack of available banner advertising opportunities on high traffic Web sites for online learning. If Specialized is able to secure banner-advertising opportunities there is still not a guarantee that these marketing campaigns will be successful.

- Because Internet capabilities and technologies including hardware, software, and operating systems are always changing, if Specialized does not have adequate financial resources to update and improve i-Academy, it could be become outdated and ineffective.

- The financial performance and revenues of i-Academy are based significantly on Specialized's ability to market and sell Specialized's proprietary OASIS Learning Management System to corporate clients. OASIS is not a market-proven product.

- Potential corporate clients may be reluctant to purchase OASIS if they have already made an investment in a competitor's learning management system.

- Since i-Academy will be offering some content developed by other parties, Specialized may be unknowingly exposed to possible copyright infringement issues. Although Specialized intends to require the third parties sign contracts stating this is their proprietary content and request "hold harmless" clauses, there is no guarantee that these content providers will abide by the same development standards that Specialized does and Specialized may be liable for some of the information being displayed on Specialized's Web site.

     A decline in revenues from Specialized's Customized Curriculum business line would have material adverse affect on Specialized's future results of operations and financial condition. Factors which could adversely affect the revenues and performance of Customized Curriculum include:

- Specialized may be unable to attract corporate clients who need Specialized's curriculum development services.

- Periods of general economic downturn adversely affect plans of "Fortune 500" type clients to contract for development of or purchase customized training programs. These types of clients are the primary market for Customized Curriculum.

-  Specialized may not be able to meet client delivery deadlines.

- Specialized may not be able to attract talented curriculum developers and multimedia developers who are critical to the success of Customized Curriculum.

- Specialized's forecast of revenues from OnCourse Learning may inaccurate due to Specialized's lack of experience in this area of business.

     Specialized does not have experience offering classroom training at its own training facility and its lack of experience could result in result in slower development of this business line and in increased cost, either of which would have an adverse affect on Specialized's future results of operations and financial condition. Risk factors associated with Specialized's OnCourse Learning classroom training are:

- OnCourse Learning competes against more established classroom training providers.

- The ability for OnCourse Learning to attract students and fill classrooms is still unproven.

- The ability for OnCourse Learning to attract talented instructors is still unproven.

- Specialized needs marketing funds it expects to derive from the sale of the shares offered by this prospectus to attract user traffic to i-Academy and to attract students. There is no assurance if or how many shares can be sold. Without marketing funds, Specialized may be required to discontinue its OnCourse Learning.

- Management has noticed a recent trend in corporate clients are moving away from traditional classroom training and seeking distance learning solutions, which could adversely affect the success of OnCourse Learning.

- Specialized's forecast of revenues from OnCourse Learning may inaccurate due to Specialized's lack of experience in this area of business.

- Classroom training is more expensive for students than distance learning solutions. If OnCourse is unable to provide internal financing or develop a strategic partnerships with a lending institute this could adversely affect revenues.

     Specialized is dependent upon the sale of a significant number of the shares offered by this prospectus, without which it may be unable to achieve many of its business objectives. There is no assurance if or when any of the shares can be sold or the price at which they can be sold. Insignificant sales of shares or sales of shares at a lower than expected price could adversely impact Specialized in the following ways:

- Specialized's success in developing technology-based training geared towards IT (Information Technology) certifications is contingent on Specialized's ability to produce new materials in a timely manner to stay current with vendor certification requirements and constantly changing technologies. It is expensive for Specialized to produce and/or update its current offerings. And, because the life span of these products are unpredictable, Specialized may not always recoup its initial development expense. Specialized's success is also tied to the overall acceptance of the vendor certification in the marketplace.

- Specialized needs to upgrade existing development and duplication methods. If it is unable to do so, Specialized may not be able to compete with existing competitors. Upgrading its equipment will be expensive for Specialized.

- Without additional funding for marketing and advertising, Specialized may be unable to attract new and retain existing corporate clients which would have an adverse affect on Specialized's revenue stream.

- Without funding to recruit additional personnel, Specialized may be unable to recruit and retain qualified sales and development personnel which is critical to its business objectives, including increasing its revenues. Without additional qualified personnel, Specialized's products could become inferior and adversely affect revenue forecasts, industry reputation and market positions.

- Specialized competes against larger, more financially secure, better established and more experienced companies. Specialized's projected revenues are based upon Specialized's ability to secure additional distribution channels and resellers. Specialized's competitors may be able to achieve a greater market share than Specialized based on these factors.

- Without funding to attract talented instructors for i-Academy, Specialized may be unable to attract the type of instructors, which are needed to produce qualified graduates. Unqualified graduates would adversely affect i-Academy's reputation and marketing efforts.

- Specialized's continuing business is dependent upon launching new products, which in turn depends upon funding for qualified development personnel.

- In the event Specialized looses the benefits of legal protection for its copyrights and intellectual property, whether through challenge, infringement or unauthorized disclosure, Specialized's business would be adversely affected. Specialized could incur substantial legal expense to protect its copyrights and intellectual property rights.

     Minority stockholders will not be able to effect board changes even if they are dissatisfied with management's performance. Specialized's management may control enough common shares to control the board, if Specialized does not sell all of the 5,270,600 shares it is offering under this prospectus. This would enable management to elect all the directors without consideration of Specialized's success or failure. In that event, it is unlikely that the minority stockholders will be able to cause any changes in Specialized's directors or business, even if it is performing poorly and they would like to make changes. Assuming Ms. Cameron and Mr. Whitman sell the 1,500,000 common shares they plan to sell under this prospectus, Ms. Cameron will still own 3,825,000 common shares, or 25.80 percent of the common shares outstanding, assuming Specialized is unable to sell any shares. If neither they nor Specialized are successful in selling all the common shares each of them is offering, Ms. Cameron's percentage would increase and Mr. Whitman might continue to own voting stock in Specialized. In the event Specialized sells all of the shares it is offering and Ms. Cameron sells none of her shares, Ms. Cameron's percentage ownership would decline to 32.55 percent, which even though not a majority would likely enable her to elect all the directors.
See, "Principal Stockholders" and "Selling Stockholders".

     Possible lack of public market for Specialized's shares would prevent purchasers of Specialized's shares from liquidating their investment at all and requiring them to maintain their investment indefinitely. A public market for Specialized's common shares may not develop. There is no public market at the date of this prospectus. If a public market does not develop, purchasers of the common shares may have to find their own buyer in order to resell the shares.

     The public market for Specialized's shares may be limited which would delay the time period over which purchasers of the shares could liquidate their investment in the public market, requiring them to maintain all or part of their investment over a longer period of time and subjecting their investment to greater opportunity for price fluctuations. Any public market for Specialized's common shares may be thin. In other words, not many shares may be traded each day. In this case, purchasers of the common shares may experience delays in getting out of their investment.

     Specialized's share price may be volatile which could prevent purchasers of Specialized's shares from selling all of their investment at the price they desire, with the probability of realizing a lower price on all or part of their investment. Any public market for Specialized's common shares may involve wide price fluctuations. In this case, particularly coupled with a thin market, purchasers of the common shares may experience significantly different prices when they sell their common shares.

     Penny stock rules may inhibit market for Specialized's shares, in that certain larger brokerage firms will not purchase Specialized's shares for their customers and it will be more difficult for brokerage firms handling the shares to attract new customers for investment in the shares, making it more difficult for a trading market in the shares to develop. Specialized expects its common shares to be classified as a "penny stock". A penny stock is any stock that trades at less than $5 per share on the OTC Bulletin Board or in the Pink Sheets. Certain larger stock brokerage firms have a policy of prohibiting the purchase or sale of penny stocks in their customers' accounts. All stock brokerage firms effecting purchase orders for new clients in penny stocks are required by federal law to send a standardized notice to the new clients regarding the risks of investing in penny stocks, to provide additional bid, asked, broker compensation and other information to the new client, to make a written determination that the Shares are a suitable investment for the new client and to receive the new client's written confirmation regarding the information on which the broker's determination was made and the client's written agreement to the transaction, unless the client is an established client of the firm, prior to effecting a transaction for the client. The policy of individual firms and the federal law requirement may inhibit the development of a public market for Specialized's common stock.

                     DETERMINATION OF THE OFFERING PRICE

     Specialized believes that the public market price for its common stock will be in a range of $1 to $2 per share. There is no assurance if or for how long the public market price will be in that range. Specialized believes the reasons the public market price range for its common stock will be $1 to $2 are its financial condition, results of operations and potential treatment as a publicly traded stock. This price range has no relationship to assets, earnings or other criterion of evaluation. Specialized does not expect to sell 5,270,600 shares of common stock it is offering under this prospectus directly into the public stock market. Specialized expects to negotiate the sale of the shares directly with institutional and sophisticated investors who it identifies through responses to tomb stone ads, by contacting persons on lists of wealthy investors, and perhaps through use of a Web site. Specialized believes that the price it is able to negotiate for the sale of its shares will be related to the public market price at the time of each negotiation, and probably at discount ranging between five and fifteen percent from that price, but within the range of $1 to $2 per share. Specialized has no assurance it will be able to sell any of the shares it is offering, or of the price at which it may sell the shares. See "Plan of Distribution".

            DILUTION TO PURCHASERS OF SPECIALIZED'S COMMON STOCK

     Purchasers of Specialized's common stock are expected to experience significant dilution. Dilution is difference between the amount an investor pays to purchase shares of common stock and the net tangible book value of those shares immediately following the purchase. This difference would be a loss to the investor, if Specialized were to be liquidated immediately following the date of investment, because the investor would receive a return of only the net tangible book value per share less the costs of liquidation.

     Specialized had a net tangible book value of $(0.06) per share at September 30, 2001, with 9,137,000 shares outstanding. Assuming the sale of the 5,270,600 million shares in the offering Specialized's is making under this prospectus at an estimated net price per share of $2.00, the pro forma net tangible book value per share at September 30, 2001 would be increased to $.68 with 14,825,000 shares of Common Stock outstanding. All of the increase would come from the price paid by the investors who would incur immediate dilution of $1.32 per share. On the other hand, existing stockholders would enjoy an immediate increase of $.74 in net tangible book value per share. Costs of operations and of the liquidation would increase the dilution to investors.

     Specialized's existing stockholders have paid an average of approximately $.06 per share for 9,137,000 shares outstanding at the date of this prospectus, or an aggregate of $552,995, representing 61.6 percent of Specialized's issued and outstanding shares of common stock, assuming Specialized sells all the shares it is offering under this prospectus. Investors purchasing those shares will have paid $2.00 per share, or an aggregate of $10,541,200 for 5,270,600 shares, representing 35.5 percent of Specialized's issued and outstanding common stock, assuming all of the shares offered by Specialized are sold.

                             ESTIMATED USE OF PROCEEDS

     Specialized may not be able to sell any or all of the 5,270,600 common shares it is offering for sale under this prospectus. Assuming it is able to sell some or all of those shares, it is uncertain as to when the sales will be made and how many shares will be sold and the price Specialized will receive for the common shares. Specialized believes that buyers will want a price which is less than the market price, if there is a market price. If Specialized were able to sell all the shares it is offering on the date of this prospectus at a price of $2 per share, an assumption which appears unlikely, it would use the proceeds as set forth in the following table. The following table sets forth the estimated use of proceeds in order of priority to which the net proceeds are expected to be applied. In the event less than all the shares are sold, greater amounts of net proceeds are expected to be applied to uses higher in the table and lesser amounts of net proceeds applied to uses lower in the table.

Intended Use                                            Amount
------------                                        ----------
Acquisition and training of new personnel         $    150,000
New product development                                300,000
Costs of the offering                                   50,000
Payment of existing accounts payable                   400,000
Advertising and marketing expenses                   1,700,000
Acquire additional training content                    400,000
Capital expenditures                                   800,000
Professional fees                                      100,000
Retire credit line and loans                           100,000
Bonus to management                                    150,000
General working capital reserve                      6,391,200
                                                    ----------
   Total                                          $ 10,541,200
                                                    ==========

     The Board of Directors reserves the right to reallocate the use of proceeds, if, in its judgment, such reallocation will best serve the needs of the Company in meeting changes, developments and unforeseen delays and difficulties. Pending use, the net proceeds will be invested in certificates of deposit, treasury bills, and similar short term, liquid investments with substantial safety of principal. See, "Business" and " Distribution of Shares - Distribution by Specialized".

                             CAPITALIZATION

     The following table provides Specialized's actual capitalization at September 30, 2001, and as adjusted, including the effects of the acquisition of i-Academy on August 8, 2001. This table should be reviewed in conjunction with the financial statements and the related notes included in the back part of this prospectus.

                                                  September 30, 2001
                                                  ------------------
                                                     (Unaudited)

Long term debt, net of current
 maturities:                                          $  435,042
                                                       ---------
Stockholders' deficit:
 Common stock, $.001 par value,
  100,000,000 shares authorized
  13,962,000 shares issued and
  1,937,000 shares outstanding                            13,962
 Paid in capital                                         936,872
 Unearned stock compensation                            (458,333)
 Accumulated deficit                                    (428,166)
                                                       ---------
                                                          64,335

 Less: Treasury stock (4,825,000 shares)                (600,000)
                                                        ---------
Total stockholders' deficit                             (535,665)
                                                        ---------
Total capitalization                                  $ (100,623)
                                                        =========

                       SELECTED PRO FORMA FINANCIAL DATA

     The following table provides selected pro forma financial data for the periods and at the dates indicated. This table should be reviewed in conjunction with the financial statements and the notes included in the back part of this prospectus. The pro forma consolidated condensed financial statements are based on the historical financial statements of Specialized Solutions, Inc. and i-Academy and their related notes included elsewhere herein or otherwise incorporated by reference herein. The periods presented for Specialized Solutions, Inc. are for the year ended December 31, 2000 and the nine month period ended September 30, 2001, respectively. For i-Academy, the periods presented are August 25, 2000 (inception) through September 30, 2000 and for the nine month period ended June 30, 2001, respectively.

   Pro Forma Consolidated Condensed Statement of Operations Data:

                     Year Ended December 31,    Nine Months Ended September 30,
                     -----------------------    -------------------------------
                            2000           1999           2001           2000
                          ------         ------         ------         ------
                                                     (Unaudited)    (Unaudited)
STATEMENT OF OPERATIONS DATA:
Sales                  $2,134,101     $1,502,238     $1,650,968     $1,666,524
Cost of sales             676,393        515,598        707,082        511,527
                        ---------      ---------      ---------      ---------
Gross margin            1,457,708        986,640        943,886      1,154,997

Operating expenses      1,355,701      1,024,464      1,448,570        967,009
                        ---------      ---------      ---------      ---------
Income (loss) from
  operations              102,007        (37,824)      (504,684)       187,988
                        =========      =========      =========      =========
Net income (loss)      $   86,275     $  (19,879)    $ (484,757)    $  203,254
                        =========      =========      =========      =========

Income (loss) per
 common share:         $     0.01     $     0.00     $    (0.09)    $     0.02
                        =========      =========      =========      =========
Weighted average common
 shares outstanding     9,534,000      9,650,000      5,221,615      9,650,000
                        =========      =========      =========      =========

     The following table summarizes Specialized's balance sheet at December 31, 2000 and September 30, 2001:

                             December 31, 2000               September 30, 2001
                             -----------------               ------------------
                                                                    (Unaudited)
BALANCE SHEET DATA:
Working capital                      $ (217,105)                    $ (323,880)
Total assets                            621,030                        641,210
Total liabilities                     1,250,202                      1,176,875
Total stockholders' deficit            (629,172)                      (535,665)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INTRODUCTION-

     The following discussions cover each of three "companies". These companies are:

1. Pro forma Specialized as a result of the merger between Specialized Solutions, Inc. and i-Academy;
2. The original Specialized Solutions, Inc., by itself as it existed before the acquisition by i-Academy; and
3. i-Academy by itself, as it existed before the acquisition of the original Specialized Solutions.

     These discussions are for the years ended December 31, 2000 and 1999, and for the nine months ended September 30, 2001 and 2000. In addition, this prospectus contains pro forma financial statements for the combined companies, as if the acquisition had occurred on January 1, 2000.

DISCUSSION OF THE PRO FORMA MERGED SPECIALIZED

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999:

Financial Condition
-------------------

This section discusses the pro forma results as if the merger had occurred on January 1, 2000.

     Specialized's overall financial position improved at the year ended December 31, 2000 compared to the year ended December 31, 1999. Several financial changes at the 2000 year end compared to the 1999 year end were:

     Current assets increased by $204,506, including:

-  an increase in the cash balance by $12,876;
- an increase in accounts receivable by $110,499, due to slower collections;
- an increase in inventory of $14,444, due to inventory acquired in the merger; and
- an increase in other receivables by $58,634, which consisted of cash advances to stockholders of $33,464 and $25,170 due from Ms. Cameron on the sale of real property.

Specialized expects collections to remain slow for the foreseeable future, due to the current economic climate. Specialized expects inventory to increase as a result of new product creation. Specialized terminated the practice of giving cash advances to stockholders at the merger date.

     Accounts receivable at year end 2000 was 11.2 percent of sales, an increase over 8.61 percent at year end 1999, which involved a proportional increase in accounts receivable on a percent basis to the increase in sales revenue for the 2000 year end.

     Total assets increased by $338,080 to $804,793 at year end 2000 from $466,713 at year end 1999.

   Current liabilities increased by $237,713, including:
- an increase in accounts payable and accrued liabilities balances by $135,161; and
- an increase in current maturities of long-term debt and short-term notes by $102,552.

     The increase in current liabilities primarily was due to a short-term need to finance product development costs in advance of sales of those products.

     As a result of the relative changes between current assets and current liabilities from year to year, working capital decreased by $33,707 at year end 2000 compared to 1999.

     Also, long term liabilities increased by $458,930, to a balance of $703,748 at year end 2000 from a balance of $244,818 at year end 1999, net of a decrease in long term liabilities resulting from the issuance of a note given in purchase of treasury stock, with a balance due of $532,000 at September 30, 2001. This increase primarily was due to the buyout of a fifty percent shareholder.

Liquidity and capital resources
-------------------------------

     Cash and cash equivalents for the years ended December 31, 2000 and 1999, was $15,138 and $2,262, respectively. The increase of $12,876 was due principally to operating cash flows and was offset by a reduction in the use of lines of credit borrowings and repayments of long-term debt.

Cash from operating activities

     Net cash provided by operating activities increased by $54,851 between December 31, 2000 and 1999. The decrease in net cash provided by operating activities is attributed to increased sales in 2000 over 1999 yielding higher cash inflows of $66,396. Offsetting these inflows are higher net receivable balances of $110,499 against the 2000 revenues and an increase in inventory of $31,476.

Cash from investing activities

     Net cash used in investing activities decreased by $87,462 between December 31, 2000 and 1999. The increase is attributed to a reduction in capital purchases between years due to the non-recurring acquisition of video reproduction equipment in 1999.

Cash from financing activities

     Net cash used in financing activities decreased by $135,144 between December 31, 2000 and 1999. The decrease is attributed to the establishment of lines of credit in 1999 with a net total of $99,500 and a net increase in repayments of long-term debt of $31,785.

     Specialized believes that its existing cash and cash equivalents and cash to be generated from operations will be sufficient to meet its expected working capital and capital expenditure requirements for Specialized's operations for the next twelve months. This is based on a belief that the economic environment in which it operates is improving and the demand for training products and customized training products will continue to increase.

     However, Specialized also believes that outside sources of equity financed cash and cash equivalents will be necessary to complete the web based training line. The costs to complete the technology infrastructure, beta testing and acquire and convert content are estimated at $300,000. The marketing expenditures for this business line are estimated at forty percent of all anticipated marketing expenditures to be incurred. These expenditures are critical to the success of the web based training line's ability to create revenues and positive cash flows and to the overall revenue growth of the company.

     The OnCourse Learning (classroom) training line will be primarily funded through sale of the shares offered by this prospectus.
Specialized will not be able to fund the costs of this line from its cash flow from operations.

Results of Operations
---------------------

     Specialized's revenues increased by $631,863 for the twelve months ended December 31, 2000, or 42.1 percent from the prior twelve months ended December 31, 1999. The increase in revenues primarily is attributed to the sale of customized products, which have larger revenues and gross margins product Specialized sells under its own brand name.

     Cost of sales increased by $160,795 for the 2000 versus 1999. But, the gross profit margin improved to 68.3% for 2000 from 65.7% for 1999.

     Net income per share, as adjusted, increased by $0.01 to $0.01 for the twelve months ended December 31, 2000 versus a net loss per share $0.00 for the same period of 1999.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000:

Financial Condition
-------------------

     Specialized's working capital ratio was negative at September 30, 2001 and has continued to remain in that position through the date of this filing. Working capital at September 30, 2001 decreased by $275,594 from working capital at September 30, 2000. The Company's current ratio at September 30, 2001 was a negative 1.0:1.7 ratio in contrast to the negative current ratio of 1.0:1.1 at September 30, 2000.

Liquidity and Capital Resources
-------------------------------

     Cash and cash equivalents for the nine months ended September 31, 2001 and 2000, was $2,130 and $25,532, respectively. The decrease of $23,402 was due principally to investing cash flows used to purchase capital equipment.

Cash from operating activities

     Net cash provided by operating activities decreased by $6,894 between September 31, 2001 and 2000. The decrease in net cash provided by operating activities is attributed to increased net payments of current liabilities and trade payables of $76,829 and increased inventory of $39,363. Offsetting these inflows are lower net receivable balances of $251,474 against the 2001 revenues.

Cash from investing activities

     Net cash used in investing activities decreased by $22,024 between September 31, 2001 and 2000. The decrease is attributed to an increase in capital purchases between years due to the non-recurring acquisition of reproduction equipment in 2001.

Cash from financing activities

     Net cash used in financing activities decreased by $7,360 between September 31, 2001 and 2000. The decrease is attributed entirely to the net increase in repayments of short- and long-term debt.

     Specialized believes that its existing cash and cash equivalents and cash to be generated from operations will be sufficient to meet its expected working capital and capital expenditure requirements for our specialized solutions and customized curriculum operations for the next twelve months. This is based on a belief that the economic environment in which it operates is improving and the demand for training products and customized training products will continue to increase.

     However, Specialized also believes that outside sources of equity financed cash and cash equivalents will be necessary to complete the web based training line. The costs to complete the technology infrastructure, beta testing and acquire and convert content are estimated at $300,000. The marketing expenditures for this business line are estimated at forty percent of all anticipated marketing expenditures to be incurred. These expenditures are critical to the success of the web based training line's ability to create revenues and positive cash flows and to the overall revenue growth of the company.

     The OnCourse Learning (classroom) training line will be primarily funded through sale of the shares offered by this prospectus.
Specialized will not be able to fund the costs of this line from its cash flow from operations.

Results of Operations
---------------------

     Revenues decreased by $15,556 for the nine months ended September 30, 2001 compared to the same period in 2000. This included a $464,309 decrease in customized product sales, which was partially offset by an increase in sales of Specialized's branded products in the amount of $448,753. Management believes this reduction in revenues from period to period is attributable to the current overall business climate, resulting in client company reductions in new hiring training programs. Management believes that this trend is reversing, with a pending sales backlog of customized products of $300,000. Also, management believes that by the second quarter of 2002, sales of customized products will rebound and will exceed the 2000 sales of those products by year end.

     Cost of sales increased by $195,555 for the nine months ended September 30, 2001 compared to September 30, 2000. This cost increase is attributed to more sales of products under Specialized's brand name, which have a higher cost of production, and of classroom training, which has a higher cost of service, than the cost of customized products. As a result, the gross profit margin declined to 57.2 percent for the nine months period ended September 30, 2001 from 69.3 percent for the same period in 2000.

     Net income per share, as adjusted, decreased by $0.11 to a loss of $0.09 for the nine months ended September 30, 2001 compared to net income per share $0.02 for the same period of 2000.

DISCUSSION OF THE ORIGINAL SPECIALIZED SOLUTIONS, INC.:

FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999:

Financial Condition
-------------------

     Specialized Solutions' overall financial position remained essentially unchanged at the year ended December 31, 2000 compared to the year ended December 31, 1999. Several financial changes at the 2000 year compared to the 1999 year end were:

     Current assets increased by $169,392, including
-  an increase in the cash balance by $12,876;
- an increase in accounts receivable by $90,329, due to slower collections; and
- an increase in other receivables by $58,634, which consisted of cash advances to stockholders of $33,464 and $25,170 due from Ms. Cameron on the sale of real property.

     Accounts receivable at year end 2000 was 10.3 percent of sales, an increase over 8.61 percent at year end 1999, which involved a proportional increase in accounts receivable on a percent basis to the increase in sales revenue for the 2000 year end.

     Total assets increased by $154,317 to $621,030 at year end 2000 from $466,713 at year end.

     Current liabilities increased by $189,201, including:
- an increase in accounts payable and accrued liabilities balances by $86,649; and
- an increase in current maturities of long-term debt and short-term notes by $102,552.

     The increase in current liabilities primarily was due to a short-term need to finance product development costs in advance of sales of those products.

     As a result of the relative changes between current assets and current liabilities from year to year, working capital decreased by $19,809 at year end 2000 compared to 1999.

     Also, long-term liabilities increased by $458,930, to a balance of $703,748 at year end 2000 from a balance of $244,818 at year end 1999. This increase primarily was due to the repurchase of Specialized Solutions' own stock from a prior shareholder. Specialized Solutions gave a non-interest bearing note in the amount of $600,000 for this purchase. This note was payable monthly in the amount of $8,000 for seventy-five months, with a remaining balance of $532,000 at June 30, 2001. This repurchase of stock resulted in part of the increase in the deficit in stockholders' equity by $498,006, to $629,172 at year end 2000 compared to $131,166 at year end 1999.

Liquidity and capital resources
-------------------------------

     During the twelve months ended December 31, 2000 and 1999, Specialized Solutions funded all of its working capital needs through long-term borrowings and operations.

     Specialized believes that its existing cash and cash equivalents and cash to be generated from operations will be sufficient to meet its expected working capital and capital expenditure requirements for Specialized's operations for the next twelve months. This is based on a belief that the economic environment in which it operates is improving and the demand for training products and customized training products will continue to increase.

     However, Specialized also believes that outside sources of equity financed cash and cash equivalents will be necessary to complete the web based training line. The costs to complete the technology infrastructure, beta testing and acquire and convert content are estimated at $300,000. The marketing expenditures for this business line are estimated at forty percent of all anticipated marketing expenditures to be incurred. These expenditures are critical to the success of the web based training line's ability to create revenues and positive cash flows and to the overall revenue growth of the company.

     The OnCourse Learning (classroom) training line will be primarily funded through sale of the shares offered by this prospectus.
Specialized will not be able to fund the costs of this line from its cash flow from operations.

Results of Operations
---------------------

     Specialized Solutions' revenues increased by $631,863 for the twelve months ended December 31, 2000, or 42.1 percent from the prior twelve months ended December 31, 1999. The increase in revenues primarily is attributed to the sale of customized products, which have larger revenues and gross margins product Specialized Solutions sells under its own brand name.

     Cost of sales increased by $160,795 for the 2000 versus 1999. But, the gross profit margin improved to 68.3% for 2000 from 65.7% for 1999.

     Net income per share, as adjusted, increased by $0.02 to $0.02 for the twelve months ended December 31, 2000 versus a net loss per share $0.00 for the same period of 1999.

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000:

Financial Condition
-------------------

     Specialized Solution's working capital ratio was negative at September 30, 2001, and has continued to remain in that position through the date of this filing. Working capital at September 30, 2001, decreased by $275,594 from working capital at September 30, 2000. The Company's current ratio at September 30, 2001 was a negative 1.0:1.8 ratio in contrast to the negative current ratio of 1.0:1.1 at September 30, 2000.

Liquidity and Capital Resources
-------------------------------

     During the nine months ended September 30, 2001 and 2000, Specialized Solutions funded all of its working capital needs through long-term borrowings and operations.

     Specialized believes that its existing cash and cash equivalents and cash to be generated from operations will be sufficient to meet its expected working capital and capital expenditure requirements for Specialized's operations for the next twelve months. This is based on a belief that the economic environment in which it operates is improving and the demand for training products and customized training products will continue to increase.

     However, Specialized also believes that outside sources of equity financed cash and cash equivalents will be necessary to complete the web based training line. The costs to complete the technology infrastructure, beta testing and acquire and convert content are estimated at $300,000. The marketing expenditures for this business line are estimated at forty percent of all anticipated marketing expenditures to be incurred. These expenditures are critical to the success of the web based training line's ability to create revenues and positive cash flows and to the overall revenue growth of the company.

     The OnCourse Learning (classroom) training line will be primarily funded through sale of the shares offered by this prospectus.
Specialized will not be able to fund the costs of this line from its cash flow from operations.

Results of Operations
---------------------

     Revenues decreased by $86,730 for the nine months ended September 30, 2001 compared to the same period in 2000. This included a $464,309 decrease in customized product sales, which was partially offset by an increase in sales of Specialized Solutions' branded products in the amount of $377,579. Management believes this reduction in revenues from period to period is attributable to the current overall business climate, resulting in client company reductions in new hiring training programs. Management believes that this trend is reversing, with a pending sales backlog of customized products of $300,000. Also, management believes that by the first quarter of 2002, sales of customized products will rebound and will exceed the 2000 sales of those products by year end.

     Cost of sales increased by $123,128 for the nine months ended September 30, 2001 compared to September 30, 2000. This cost increase is attributed to more sales of products under Specialized Solutions brand name, which have a higher cost of production than the customized products. As a result, the gross profit margin declined to 59.8 percent for the nine months period ended September 30, 2001 from 69.3 percent for the same period in 2000.

     Net income per share, as adjusted, decreased by $0.09 to a loss of $0.07 for the nine months ended September 30, 2001 compared to net income per share $0.02 for the same period of 2000.

DISCUSSION OF i-ACADEMY:

FOR THE PERIOD ENDED AUGUST 25, 2000 (INCEPTION) TO SEPTEMBER 30, 2000:

Financial Condition
-------------------
     Current assets were $34,614, including:
-  $20,170 in accounts receivable; and
-  $14,444 in inventory for the I-Academy store.

     Fixed assets, which consisted primarily of computers and peripherals net of accumulated depreciation of $3,104, was $149,149. Total assets of i-Academy were $183,763 at September 30, 2000.

     Current liabilities were $48,512, consisting of prepayments on classroom training, resulting in a deferred liability of $44,170 and an amount due to parent company of $4,342.

     Working capital was a negative $13,898 as a result of the difference in current assets and liabilities.

     Total stockholders' equity was $135,251, which consisted of $150,970 contributed capital from Stampede and accumulated deficit during the development stage of $15,719.

Liquidity and capital resources
-------------------------------

     i-Academy funded all of its working capital needs through intercompany transfers from Stampede. The intercompany transfers totaled $155,312 as of September 30, 2000. These transfers were used to establish the trademark "Stampede i-Academy, Inc.", to fund the purchase of computer equipment for the classrooms, to provide resources for employee costs and to purchase inventory for the i-Academy store.

     i-Academy's working capital ratio was a negative $13,898 at September 30, 2000.

Results of Operations
---------------------

     For the period from August 25, 2000 (inception) to September 30, 2000, there were no revenues. However, classroom training had been sold in advance of the scheduled classes, resulting in deferred revenue of $44,170.

     There was no cost of sales. General and administrative expenses totaled $15,719.

     Net loss per common share was $157.19, with 100 shares outstanding.

FOR THE NINE MONTHS ENDED JUNE 30, 2001:

Financial Condition
-------------------

     i-Academy ceased operations on March 30, 2001, due to prolonged unprofitable operations and negative cash flows.

     For June 20, 2001, i-Academy had no cash balance or current assets. Fixed assets, net of accumulated depreciation, totaled
$132,747.  i-Academy had no liabilities.

     Total shareholders' equity had declined to $132,474, of which $244,620 was contributed capital from Stampede and $111,873 was accumulated deficit.

Liquidity and Capital Resources
-------------------------------

      For the nine months ended June 30, 2001, working capital was $0. Working capital deficits were funded by intercompany transfers from Stampede. The transfers were used to pay employee costs and operating expenses. The shortfalls funded totaled $93,650 for the nine months ended June 30, 2001.

Results of Operations
---------------------

     Revenues were $71,174. All these revenues were earned prior to March 30, 2001.

     Cost of sales was $72,427. The cost of sales is attributed to instructor fees, travel expenses and consulting fees. The Company incurred the consulting fees in an effort to refocus the core objectives of the Company, as well as, redirect the marketing effort into profitable lines. These efforts were unsuccessful. The gross profit margin was a negative $1,253 for the nine months ended June 30, 2001.

     Net loss per share totaled $961.54 for the six months ended June 30, 2001, with 100 shares outstanding.

                        SPECIALIZED'S BUSINESS

Business Overview:
-----------------

     Specialized develops and sells computer and software training and test preparation materials, develops customized training courses for other companies and offers classroom, self-study and training courses on the Internet. Specialized delivers these training materials in printed form, video tape and electronic form, in CD-ROM and over the Internet as interactive computer-based programs. Specialized also operates its own training facility and provides instructors for programs offered at its clients' places of business. Specialized's training courses are sold through computer resellers, academic distributors, corporate clients and directly to consumers. Users of Specialized's self study programs can take courses at their own pace. Specialized's training courses are designed to assist students and professionals meet the requirements for certification offered by Microsoft, Cisco and others. Specialized attributes its growth to its employees' dedication and to principles designed to foster high levels of professional competence and business ethics in its employees.

     Specialized's goal is to provide easy-to-understand technical training materials. Specialized keeps its customer's needs as its primary concern in the writing and design of its training materials.

     Specialized's business scope encompasses four main divisions, which are:
-  Branded training products, that is products which carry
Specialized's name;
- Customized training products, that is products developed specifically to meet a single customer's needs;
-  Classroom training in Specialized's "OnCourse" training facility;
and
-  Web based training at Specialized's "i-Academy" Web site.

Branded Product Sales Line
--------------------------

     Specialized's branded products are designed to meet the training objectives of industry known certifications. These certifications are sponsored by organizations and corporations, such as Microsoft, Cisco and the Computing Technology Industry Association, universally know as CompTIA. The actual certification exams are administered by Virtual University Enterprise, universally known as VUE, and by Prometric. Specialized's testing center is certified by VUE. Through this line of business, Specialized provides distance learning solutions to successfully train Specialized's student for a new career in information technology or to meet continuing education objectives in the information technology industry, as well as the certification exam. In the past five years, Specialized has produced over 500 titles geared towards industry certification, including videotapes, Computer-based training, student & instructor manuals and practice exam simulators.

     One of Specialized's best selling certification programs is the "A+ Boot Camp" course. This program includes videotapes, workbooks, computer based training and skill assessment software, designed to prepare students for the CompTIA A+ Certification exam. A+ Certification is a professional designation for individuals who upgrade and repair personal computers. Even though the "A+ Boot Camp" course is intended for use as self-paced training for individuals, it is also used in training centers operated by others as the curriculum in their instructor-led courses. Specialized offers this course in both English and Spanish formats.

     Specialized offers training and test preparation materials for certification as a Certified Document Imaging Architect. This training package is structured to meet the Computing Technology Industry Association. Certification as a Document Imaging Architect is a nationally recognized credential in the document imaging industry.
This course includes a textbook, a set of five training videos and a practice examination simulator on CD-ROM and is designed to provide the student with all the tools and support needed to successfully complete the certification. Specialized has received CompTIA's "Outstanding Training Provider" award for its participation with CDIA certification program.

     Specialized also offers computer application and network certification training packages. These include complete training solutions for:

-  CompTIA's Network+ and i-Net+ certifications;
-  Microsoft certifications for Systems Engineers and Microsoft Office;
-  Unix training; and
-  CISCO training.

Customized Curriculum Development Line
--------------------------------------

     Specialized develops customized training programs to meet the objectives and goals of specific customers. Specialized's staff works with the customer to assess its specific needs and then develops a training program and materials to help the customer meet those needs. Specialized provides the customer with a "turnkey" training solution. Specialized transfers ownership of the customized training program to the customer. Specialized is not limited to computer training subject matter, but can produce computer-based training, manuals, tutorials and any other materials on virtually any topic.

     Specialized's customized curriculum development line offers the following services to its customers in development of their training programs:

- Digital video production, including scripting, design, production and editing;
-  Video to CD-ROM conversion;
-  Self-study course development;
-  Computer based training program development;
-  Practice exam development; and
- Web based training program development, including full Web site development.

     In the past two years, Specialized has completed the following major projects, among others:

- A computer based tutorial course for Firstlogic, Inc., which teaches the end-user of Firstlogic's desktop mailer software how to plan, implement, and manipulate the software;
- Training materials, including instructor guides, participant guides and multimedia materials for Canon USA's Digital Workshop II, Imagerunner and ColorPass technical training courses;
- Information technology training textbooks, as an author and co-author for Microsoft Press, a division of Microsoft Corporation, of Microsoft Press titles, Networking Essentials Plus and A+ Certification Training Kit.
- Web and computer based A+ and Network+ training programs for Minolta Business Solutions, which integrate Minolta products into the CompTIA certification programs to not only prepare Minolta's service representatives for the examinations, but also to thoroughly train them in both theory and real-world applications; and
- Training materials for two five-day, instructor-led programs for Pitney Bowes: Network Basics and Application & Database Administration Basics.

Classroom Training Line
-----------------------

     Specialized's new "OnCourse" training center located in Tampa, Florida is the facility developed by i-Academy. Specialized's OnCourse offers customized study programs designed to meet specific needs of persons with changing careers and for continuing technical education for experienced information technology professionals. The OnCourse training facility features classrooms equipped with computers for both Windows and Macintosh users and offers a variety of courses for technical certifications including Macromedia's ColdFusion, CompTIA's A+, Network+, Microsoft Certified System Engineer and CISCO certifications, among others. The OnCourse training center includes a classroom for administering VUE testing , which enables students to take certifying examinations immediately upon completing course work and practice examinations.

Web Based Training Line
-----------------------

     Specialized's "i-Academy" offers Web based training courses that are specifically designed with the busy professional in mind. i-Academy's courses allow students to take courses via the Internet, twenty-four hours a day, seven days a week. These online courses incorporate audio, video, and text training, using many adult learning and accelerated learning concepts to ensure the student really grasp the material. i-Academy will offer most of Specialized's existing branded products in an online format, as well as some new soft skill, safety and sales training courses.

     Specialized has developed a proprietary learning management system" and online content delivery software package. This software package is currently known as OASIS, which stands for Online Assisted Self-paced Instruction System. The OASIS software will run i-Academy's online university and will also be offered as a stand-alone product.

     The i-Academy training Web site offers interactive learning solutions and test preparation for information technology certifications including Computing Technology Industry Association, CISCO and Microsoft Programs, as well as sales and soft-skill training. Through interactive simulations, hands-on activities, and knowledge checks, Specialized's students can access training twenty-four hours a day, seven days a week, which results in high retention levels. Students can receive instant access when using Specialized's Web site. Specialized can also deliver customized training programs to its clients through i-Academy Web site.

Product Research and Development:
--------------------------------

     Specialized's educational and development department is responsible for the creation of new products, updating current product lines and customized program development. This department employs curriculum developers, technical writers, multimedia developers and software programmers. Specialized begins product development when it identifies a potentially marketable course. Specialized may identify a potentially marketable course when a certifying entity, such as Microsoft or CompTIA, launches a new certification program, or because Specialized recognizes a need in the marketplace. Specialized monitors key competitors to determine their product release dates, so Specialized can meet or beat their products to the marketplace.

Marketing:
---------

     Current marketing avenues include Internet marketing, such as banner advertising, and strategic search engine placement, direct mail campaigns, television advertising, magazine advertising and direct inside telephone sales. Specialized intends to increase its advertising and marketing expenditures, in the event it is able to sell common shares under this prospectus or obtain other funding.

Competition:
-----------

     Specialized encounters different competitors for the different training products it offers. These competitors for the different products are summarized, as follows:

Specialized's product line                       Competitor
--------------------------                       ----------

Branded products line                           Smart Force
                                                  Learn Key
                                                   Keystone
Oncourse line                                   New Horizon
                                                 Executrain
                                  Colleges, Junior Colleges and
                                          Technical Schools
i-Academy line                                   SmartForce
                                                 Learn2.com

     Specialized is not aware of any one offering customization of products with which it competes. All of the competitors named above are publicly owned, except for Learn Key and Keystone. Specialized believes they all have greater revenues and name recognition than Specialized has. Specialized believes that it has been competing successfully with these companies, will continue to do so and will be able to improve its competitive position with funding to increase its advertising and marketing. Specialized competes in a market which is driven by a customer's need to become certified, increase or gain new technical skills. Competition is characterized by media advertising, direct sales efforts and telemarketing efforts. Specialized competes by offering a complete training solution, including videotapes, CD-ROMs, technical manuals and practice exam simulators, compared to single training solutions offered by its competitors, such as only a CD-ROM or technical manual.

Intellectual Property:
---------------------

     Specialized develops its training materials itself. Accordingly, Specialized relies heavily on protection afforded by copyright and intellectual property law. To the extent Specialized's competitors, particularly small competitors in local markets, perceive Specialized's training materials to offer advantages over training materials available from other sources, these small competitors may use or plagiarize Specialized's training materials without Specialized's permission. Specialized believes such unauthorized use would not be widespread and not pose any significant threat to its financial performance. Specialized does not view unauthorized use of its proprietary and copyrighted training materials by its larger competitors, such as those disclosed in "Competition", to pose a serious threat to Specialized's business because Specialized believes these competitors will not want to become engaged in infringement litigation and have striven and will strive, as Specialized does, to create their own proprietary training materials which they perceive to be more effective than their competition. In the event Specialized is confronted by a need to enforce its copyright and intellectual property rights in litigation, the effort could involve significant expense and could divert a significant part of its executives' time away from Specialized's business.

Facilities and Personnel:
------------------------

     Ms. Cameron's business, the original Specialized Solutions, began leasing 7,727 square feet of office space located in Tampa, Florida from Stampede in May 2001. All operations are now located at this facility. Specialized believes the facility is adequate for current operations and growth in the foreseeable future. This facility contains the OnCourse training center, divided into three classrooms, and a separate classroom devoted to administration of VUE testing. Two classrooms contain fourteen Pentium III 600 mhz work stations each and one classroom contains nine Macintosh dual processor G-4 work stations. The testing room contains a Compaq server and three Compaq work stations. The training center was completed in Spring of 2000 with new furniture and equipment. Specialized also leases 6,412 square feet of commercial space located in Tarpon Springs, Florida, which it uses for storage space for its inventory of training and marketing materials. See, "Transactions Between Specialized and Its Management". The lease expires in March 2002. Specialized has not decided whether it will renew the lease on this facility or attempt to find a storage location closer to its offices in Tampa.

     Specialized employs twenty-six full-time individuals. These personnel include eight in engineering and product development, ten in sales, two in product shipping, three in administrative capacities and three executive officers.

Legal Proceedings:
-----------------

     Specialized is not engaged in any legal proceedings at the date of this prospectus. It may from time to time engage in litigation as a plaintiff or defendant in the normal course of its business.

                          SPECIALIZED'S MANAGEMENT

     The following table presents the names, ages and terms of Specialized's office of directors and executive officers.
                                                               Director
Name                   Age    All positions with Specialized     Since
----                   ---    ------------------------------   --------
Carrie A. Cameron       33    Chairman and Chief Executive       1996
J. Frank Foster         30    Chief Operating Officer             n/a
Roger Unbehagen         54    Chief Financial Officer             n/a
John V. Whitman, Jr.    43    Director                           2001

     The holders of Specialized's common shares elect each director. Each outstanding common share represents one vote. If the election is held at the annual meeting of stockholders, the vote required for election is a simple majority of the total votes cast for and withheld from voting for each director, assuming a quorum of at least one-half of all outstanding common shares is present in person or represented by proxy. If the election is by written consent instead of at an annual meeting, as permitted by Florida corporation law, the vote required for election is a simple majority of the total outstanding common shares. Each director serves for a term of one year or until the next annual election, whichever is longer. Ms. Cameron and Mr. Whitman, being the first directors following the acquisition of the original Specialized Solutions by Specialized are serving as directors pursuant to the agreement of merger and plan of merger. Specialized does not pay Ms. Cameron a separate fee for being a director, which is covered by her salary. Specialized has paid Mr. Whitman a fee of 500,000 shares of its common shares for his services as a director of Specialized for one year. Specialized's board of directors elects or appoints its officers as provided in the bylaws. Specialized is authorized by Florida corporation law and its bylaws to indemnify its directors and officers against damages, which qualify, in the opinion of the disinterested members of the board, for indemnification. Specialized is authorized to purchase liability insurance to cover this indemnification. The Securities and Exchange Commission has informed Specialized that it is against public policy for Specialized to indemnify its directors and officers for liabilities arising under the Securities Act of 1933 and that claims for indemnification for this type of liability is unenforceable.

     Carrie A. Cameron was the founder of the original Specialized Solution's business in 1996. Since 1996, Ms. Cameron has been responsible for overseeing sales and new product development, developing beneficial business partners and relationships and the overall management of Specialized. Prior to starting Specialized's business, Ms. Cameron was employed by Sophisticated Systems, Inc. beginning in 1987. Sophisticated is a manufacturer of electrolytic chlorine generators, located in Palm Harbor, Florida. She served Sophisticated in various capacities, including International Sales Manager. Ms. Cameron attended St. Petersburg Junior College in Tarpon Springs, Florida, taking courses in computer science.

     J. Frank Foster became Specialized's chief operating officer in June 2001 and has been with Specialized since October 1998. Mr. Foster has developed and overseen the development of most of Specialized's branded and private label products. Mr. Foster's experience in the computer industry covers twenty years during which he was involved in developing software, multimedia projects and interactive learning products. In May 1997, he founded his own consulting practice and was involved in developing graphic intensive, multimedia presentations as well as forensic three- dimensional, animated reconstructions.
Previous to that he was lead developer for Constructive Software Solutions, Inc. From February 1996 to May 1997 and was involved in developing multimedia applications. Mr. Foster attended St. Petersburg Junior College in St. Petersburg, Florida.

     Roger Unbehagen has been Specialized's chief financial officer since December 2001. Mr. Unbehagen serves Specialized on a part-time basis. Since 1992, Mr. Unbehagen has owned and operated Unbehagen, Inc., doing business as Padgett Business Services, located in Tarpon Springs, Florida. At the present time, Padgett provides accounting and tax planning services to over 175 corporate clients. Mr. Unbehagen serves as the director, chief executive officer and president of Padgett. Mr. Unbehagen has held several financial management and controller positions at St. Regis Corporation (1972-84) and Champion International Corporation (1984-92). He earned a B.S. degree (1972) in accounting from the University of Puget Sound and completed M.B.A. post graduate studies in 1975 from Adelphi University.

     John V. Whitman Jr. has been a director of Specialized since it began as a wholly owned subsidiary of Stampede and he continues as a director for one year pursuant to the merger agreement between Specialized and the company founded by Ms. Cameron. He is the founder in 1996, chairman and chief executive officer of Stampede. Stampede is a publicly traded company quoted on the OTC Bulletin Board with a trading symbol of "STPW". Stampede has recently completed a reorganization under Chapter 11 of the Bankruptcy Code. Stampede's plan of reorganization confirmed was on November 9, 2001. Stampede is a holding company head quartered in Tampa, Florida. Stampede, named Chronicle Communications, Inc. and before that JMAR Communications, Inc., was engaged in publishing advertiser type newspapers and purchased a financially troubled commercial printing business, United Printing & Publishing, in 1998. United was liquidated pursuant to Chapter 7 of the Bankruptcy Code in February 2000. Stampede quickly reestablished commercial printing operations in a new subsidiary and also began offering Web site development and hosting services, computer hardware and software sales, computer personnel recruitment and placement and computer and software certification training classes.
Mr. Whitman attended Hillsborough Community College and the University of South Florida.

                   COMPENSATION OF SPECIALIZED'S MANAGEMENT

     The following table presents the annual and long-term compensation Specialized has paid to Ms. Cameron during the past three years. Ms. Cameron is Specialized's highest paid executive officer.

                        Annual Compensation      Long-term Compensation
                        -------------------      ----------------------
Name &                               Other     Restricted
Principal        Fiscal   Salary &   Annual      Stock    LTIP   Other
Position          Year    Bonuses Compensation  Awards  Payouts   Comp
---------        ------   ------- ------------ --------  ------- ------
Carrie Cameron    2000    $80,481   $    0       $   0   $  0    $   0
(Chief Executive  1999    $61,246   $    0       $   0   $  0    $   0
  Officer)        1998    $28,835   $    0       $   0   $  0    $   0

     Specialized paid Mr. Whitman 500,000 shares of its common stock for serving as a director and a consultant for one year beginning on August 6, 2001. The estimated fair value of the shares issued for Mr.
Whitman's expected services was $500,000.   Under the Merger Agreement
between the original Specialized Solutions and i-Academy, Specialized will pay a bonus of $150,000 to Ms. Cameron out of the net proceeds from the sale of the shares offered by this prospectus.

             TRANSACTIONS BETWEEN SPECIALIZED AND ITS MANAGEMENT

     Prior to the merger between Specialized and the original Specialized Solutions founded by Ms. Cameron in 1996, Ms. Cameron, purchased an office building in Tarpon Springs, Florida which was then owned by the original Specialized Solutions. In consideration for the purchase, Ms. Cameron increased her receivable due to Specialized and assumed the $178,267 balance of the mortgage on that property, in the aggregate the amount Specialized originally paid for the property. Ms. Cameron's business originally paid $210,000 for the property in 1998 and made improvements to the property at a cost of approximately $25,000. At the time of the transaction, Ms. Cameron was the sole stockholder, director and chief executive officer of her company. The transaction was not considered to be at arms' length. Her company did not obtain an appraisal of the property. Ms. Cameron received an independent offer on the property, which offer was greater than the
carrying value of the property prior to transfer.   If her company had
had additional stockholders at the date of the transaction, it is unlikely the transaction would have been deemed fair and reasonable or would have been approved by disinterested stockholders as would have been required by Florida corporations law. Ms. Cameron could be considered as receiving compensation or a distribution of capital to the extent the mortgage balance she assumed was less than fair market value of the property at the time of transfer. Specialized does not intend to enter into this type of transaction with related parties in the future. Following the sale, Ms. Cameron's company entered into a lease with Ms. Cameron, for the office building, ending on March 31, 2002. This lease became Specialized's lease as a result of the merger Specialized is using this space as a storage facility. See, "Facilities and Personnel". At the date of this prospectus, Ms. Cameron is offering the property for sale.

                          PRINCIPAL STOCKHOLDERS

     The following table presents the names of Specialized's directors and officers, the number of shares and percentage which each of them owns before and after the offering covered by this prospectus. This presentation assumes all common shares covered by this prospectus for sale by directors, officers and Specialized are in fact sold. If not all the common shares are sold, the number of shares owned after the sale and the percentages could be higher than shown in the table. See, "Selling Stockholders". Ms. Cameron, Mr. Whitman and Stampede are the only persons who own more than five percent of Specialized's issued and outstanding common shares at the date of this prospectus.

                                      Number of Shares and Percentage
                                      -------------------------------
Name                          Before Offering           After Offering
                           ------------------       ------------------

Carrie A. Cameron          4,825,000   50.50%       3,825,000   25.80%
John V. Whitman, Jr.         500,000    5.23%          None      None
J. Frank Foster               25,000     *             None      None
Roger Unbehagen               30,000     *             None      None
All directors and officers
   as a group  (4 persons) 5,390,000   56.41%       3,825,000   25.80%
Stampede Worldwide, Inc.   1,000,000   10.47%          None      None
  3910 Riga Boulevard,
  Tampa, Florida 33619

*Messrs. Foster and Unbehagen each own less than one percent.

     Ms. Cameron, Mr. Whitman, Mr. Foster and Mr. Unbehagen's address is the address of Specialized. All ownership is both legal and beneficial; except, Mr. Whitman may be deemed to be the beneficial holder of the shares owned by Stampede in that he is the chairman of the board and the president of Stampede. The percentage owned before the offering assumes Specialized sells none of the 5,270,600 shares it is offering and the percentage owned after the offering assumes Specialized sells all the shares.

                   INFORMATION ABOUT COMMON SHARES

     Specialized is authorized by its articles of incorporation to issue up to one hundred million shares of common shares. Each share has a $.001 par value. A total of 9,554,400 common shares are issued and outstanding at the date of this prospectus. Assuming Specialized sells all the common shares it is offering by this prospectus, it will have 14,825,000 issued and outstanding at the completion of the offering. Each of the common shares has the following rights:

1. To receive its equal share of dividends when the board decides to declare them from Specialized's funds which can be legally used to pay dividends;
2. To receive its equal share of assets in a liquidation, dissolution or winding up of Specialized's affairs, after payment of all debts; and
3. To one vote on election of each director and other matters submitted to a vote of stockholders.

     The outstanding common shares do not have a right to purchase additional common shares when Specialized issues more common shares or the right to convert into any other type of security Specialized may issue in the future. Specialized is not required to and has not set up any fund to repurchase the common shares. The common shares now outstanding are and those to be sold by Specialized under this prospectus, when paid for, will be fully authorized and legal shares and Specialized will not be able to assess any payments against the common shares.

     Specialized's transfer agent is Atlas Stock Transfer Corporation, Salt Lake City, Utah.

                           SELLING STOCKHOLDERS

     Information about the distribution of 2,500,000 common shares Stampede will make as a dividend to its own stockholders under this prospectus, see, "Distribution of Shares".

     The following table presents the name of each existing stockholder who owns less than one percent of Specialized's outstanding common shares and who has a right to sell common shares under this prospectus. After these existing stockholders have sold all the common shares they have included in this prospectus, if they are able to, none of them will own any stock in Specialized. These existing stockholders have included total number of 112,000 common shares for sale under this prospectus. Specialized will not receive any proceeds from the sales made by these existing stockholders.

                                       Number of Shares owned
Name of Selling Stockholder                and to be sold
---------------------------            ----------------------
J. Frank Foster                                 25,000
Roger Unbehagen                                 30,000
John Krysher                                    25,000
Winston D. Carlee, Jr.                          20,000
Susan Schmidt                                    5,000
Shawn Oliver                                     5,000
Barry Steves                                     2,000

Specialized employs all of these existing stockholders. Mr. Unbehagen is the Chief Financial Officer.

     The following table presents the name of each existing stockholder who owns more than one percent of Specialized's outstanding common shares and who has a right to sell common shares under this prospectus. After these existing stockholders have sold all the common shares they have included in this prospectus, if they are able to, they will continue to own the number of Specialized's common shares presented in the table. These existing stockholders have included total number of 3,117,400 common shares for sale under this prospectus. Specialized will not receive any proceeds from the sales made by these existing stockholders.

                              Number of Shares             Percent
                              ----------------             -------
Name of Selling                                       Before     After
Stockholder                Owned      To be Sold     Offering  Offering
---------------          ---------    ---------      --------  --------
Carrie Cameron           4,825,000    1,000,000        50.50%   25.80%
Jackson L. Morris          200,000      200,000         2.09%    None
Stampede Worldwide, Inc. 1,000,000    1,000,000        10.47%    None
John V. Whitman, Jr.       500,000      500,000         5.23%    None
John F. Civatte            417,400      417,400         4.37%    None

     The percent before the offering is before any sales by Specialized and the percent after the offering assumes the sale of all the common shares offered by Specialized.

                DISTRIBUTIONS OF SPECIALIZED'S COMMON SHARES

Distribution by Stampede Worldwide, Inc., Income Tax Consequences:
-----------------------------------------------------------------

     At the date of this prospectus, Stampede owns a total of 3,500,000 of Specialized's common shares, which it has retained as a result of the acquisition of Ms. Cameron's company. Stampede will distribute 2,500,000 of these common shares to its own stockholders on a pro rata basis. Stampede will distribute one share of Specialized's common shares for approximately each 2.6 shares of Stampede's common stock which Stampede's stockholders own. This prospectus covers this distribution, which will take place immediately following the later of the date of this prospectus or the record date set for the determination of Stampede's stockholders entitled to receive the distribution. The record date cannot be set until Stampede's transfer agent is prepared to deliver shares of Stampede's common stock resulting from Stampede's reorganization under Chapter 11 and a determination made in conjunction with Depository Trust Company of which stockholder accounts contain ninety-nine or fewer of Stampede's shares and are canceled as a result of Stampede's reorganization. Stampede may be deemed to be an underwriter of these shares since, for among other reasons, it has been a stockholder of Specialized for less than two years. Stampede's stockholders are not required to take any action in order to receive the distribution.

     One-half of the shares to be distributed by Stampede will be distributed to its "unsecured creditor class" in its reorganization in Chapter 11 under the Bankruptcy Code. Stampede has a single member of this class who has not agreed to the amount of its claim. Until this member agrees to an amount, Stampede will not be able to determine the number of Specialized's shares which are to be received by each member of the class and will be unable to distribute 1,250,000 of Specialized's shares. Stampede cannot predict when the class member will agree to the amount. Failure to reach agreement will not delay the distribution of 1,250,000 Specialized's shares to the "preferred class" and the "common equity class".

     Stampede does not have any "current or retained earnings and profits" for federal income tax purposes. As a result, its stockholders will not incur any federal income tax upon receipt of Specialized's common shares, but they may incur a reduction in the taxable basis of the Stampede shares which they own in an amount equal to the fair market value of the Specialized common shares received. Any gain realized by participants upon sale of the Specialized common shares will be treated as long or short-term capital gain for federal income tax purposes, determined by their holding period of their Stampede shares.

Distribution by Specialized:
---------------------------

     Specialized is offering 5,270,600 shares of its authorized but unissued common shares for sale under this prospectus. This may be deemed to be a "self underwritten" public offering and is Specialized's first public offering. Specialized expects to sell the shares, if any are sold, in negotiated transactions with institutional and sophisticated investors and will not sell any of the shares directly into the public market. Specialized expects the negotiated sales prices to be within the maximum and minimum price range set forth on the cover page of this prospectus, but at a discount to the then current bid and asked quotations for the Company's common shares on the OTC Bulletin Board. This distribution will begin at the date of this prospectus and continue until all the shares are sold, subject to a current prospectus, or until Specialized terminates the offering.

     Before a public trading market develops-

- Specialized will file prospectus supplement at any time that the price at which it sells any of the shares is greater or less than twenty percent of the price range set forth on the cover of this prospectus.

- Specialized will file a post effective amendment to the registration statement of which this prospectus is a part at any time the sales price more than twenty percent greater or less than the price range set forth on the cover page of this prospectus.

     After a public trading market develops, Specialized will file a post effective amendment to the registration statement of which this prospectus to reflect current market prices.

     Specialized expects to advertise the offering in "tombstone ads" in newspapers, to make "cold calls" on potential investors and may utilize other methods to expand the number of persons it is able to contact about investment in its shares, including use of the Internet as and to the extent, if any, permitted by the rules of the Securities and Exchange Commission. Specialized's officers will offer these common shares for sale on its behalf. These officers will not be paid any special compensation for sales of these common shares. Specialized will rely on Rule 3(a)4-11 for an exemption from registration as a securities dealer on the basis that none of the management members has ever been either a registered securities broker-dealer or an affiliate or associated person of a securities broker-dealer.

     Specialized will receive the proceeds from the sale of these common shares. Specialized may not be able sell all or any of these
common shares.    Purchasers of these common shares may resell the
common shares they purchase into the public trading market. If they do so, they may be deemed to be "statutory underwriters" Specialized is not sure a public trading market will develop, and without one, it does not expect to be able to sell any of these common shares.

Distribution by Selling Stockholders:
------------------------------------

     Specialized's existing stockholders, including some of its employees and several members of its management, are offering an aggregate of 5,729,400 common shares for sale under this prospectus. This distribution is expected to begin at the date of this prospectus and continue until all of the shares are sold, subject to a current prospectus. Specialized will not receive any proceeds from the sale of these common shares by the existing stockholders. Specialized has prepared and is paying the cost of the registration statement of which this prospectus is a part. Specialized is solely responsible for the content of the registration statement and of this prospectus. Specialized has not made any arrangements with any securities brokers to cover the sale of these common shares by the existing stockholders. And, none of these existing stockholders have advised Specialized that he or she has any arrangements of this type. Generally, Specialized expects these existing stockholders to place the common shares which they own individually into their individual accounts at their own securities brokers and request the entry of sell orders against their stock positions. This will only be possible if a public market develops for Specialized's common shares.

     These existing stockholder may sell their common shares in open market or block transactions or in another manner in accordance with the rules of the OTC Bulletin Board. In some cases, securities brokers may be the purchasers of these common shares. Or, these existing stockholders may sell in private transactions. In any case, Specialized expects the sales prices to be related to the prevailing market prices. Any compensation earned by a securities broker in the sale of these common shares for an existing stockholder in the form of discounts, concessions or commissions, including profits on resales, whether for the account of the existing stockholder or as a principal for the securities brokers own account, may be deemed to be "underwriter commissions or discounts" and the securities broker may be deemed to be an "underwriter" within the meaning of the Securities Act. Specialized believes that the NASD's Rules of Fair Practice will cause this compensation to be within the customary range for these types of transactions.

Regulation M Applies While Common Shares Are Unsold:
---------------------------------------------------

     Any individual existing stockholders or group of existing stockholders acting together, or any family member of an existing stockholder, should not place any bid for, purchase or attempt to purchase, directly or indirectly, any of Specialized's common shares in the public market before he or she, or all of them in the case of a group, have sold all of Specialized's common shares he or she is entitled to sell under this prospectus. Also, he or she should not attempt to convince anyone else to bid for or purchase Specialized's common shares in the public market before he or she has sold all his or her shares covered by this prospectus. To do so may violate Regulation M under the Securities Exchange of Act. Any person who, directly or indirectly, bids for or effects any purchase of the common stock for the purpose of pegging, fixing or maintaining the price of Specialized's common shares, practices known as "stabilizing", may violate Regulation M if the action does not comply with Regulation M. Furthermore, no person should engage in any activity that is fraudulent, manipulative, or deceptive under the federal securities laws and regulations.

Prospectus Delivery Requirements
--------------------------------

     The following persons may be deemed to be statutory
"underwriters", as that term is defined in the Securities Act.

1. Recipients of the common shares as a dividend or distribution from Stampede who immediately resell their common shares;
2. The existing stockholders selling their common shares under this prospectus;
3. The persons who purchase the common shares from Specialized and who immediately resell their common shares; and
4.  Securities brokers effecting transactions for any of the above.

     These persons may be required to deliver a copy of this prospectus at or before delivery of a confirmation for their sale of the common shares. Specialized will make copies of this Prospectus available upon request in sufficient quantities to satisfy such prospectus delivery requirements.

             MARKET FOR THE SHARES, DIVIDENDS ON COMMON SHARES
                     AND RELATED STOCKHOLDER MATTERS

Market for the Shares:
---------------------

     At the date of this prospectus, there is no public trading market for Specialized's common shares. Specialized has arranged BNJ Capital Securities Corp. a securities broker, to apply to the OTC Bulletin Board for authorization to publish bid and asked quotations for Specialized's common shares. The Company's common stock is expected to be quoted under the trading symbol of "SPSL", if and when the securities broker receives authorization to publish quotations.

Number of stockholders:
----------------------

     At the date of this prospectus, Specialized had twelve stockholders. Following Stampede's distribution of 2,500,000 common shares to its own stockholders, Specialized expects to have approximately 5,800 stockholders.

Dividends:
---------

     Specialized can legally pay dividends on its common shares only out of current and retained earnings and surplus. The board of directors has the exclusive authority and discretion to declare dividends. Specialized has not declared or paid any dividends and does not expect to pay any in the foreseeable future. The board is expected to consider earnings, capital requirements and financial condition, as well as other factors, which the board believes are relevant, before it approves any dividends.

Recent stockholder votes:
------------------------

     Stampede and Ms. Cameron unanimously approved the acquisition by Specialized of Ms. Cameron's company by statutory merger on August 8, 2001. Stampede and Ms. Cameron were the sole stockholders of Specialized and Ms. Cameron's company, respectively. Following the acquisition, they approved an amendment to Specialized's articles of incorporation changing its name to Specialized Solutions, Inc. from i-Academy, Inc.

                           INTEREST OF COUNSEL

     Specialized will rely on an opinion given by Jackson L. Morris, Esq., Tampa, Florida, as to the legality of the common shares. Mr. Morris owns 200,000 of Specialized's common shares which he was paid for legal services related to preparation of this prospectus and the related registration statement. He has included all of these common shares in this prospectus for sale. Mr. Morris is a stockholder of Stampede and will also receive approximately 12,930 of Specialized's shares in the distribution made by Stampede to its stockholders. See, "Selling Stockholders".

                                 EXPERTS

     The Company's financial statements at and for the period ended December 31, 1999 and 2000 included in this prospectus and the related registration statement have been audited by Bella, Hermida, Gillman, Hancock & Mueller, independent certified public accountants, of Plant City, Florida, as stated in their report appearing herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                      REPORTS TO SECURITY HOLDERS

     Specialized plans to send annual reports to its stockholders and will be required to file reports with the Securities and Exchange Commission. The annual reports will contain audited financial statements. Quarterly reports will contain unaudited financial statements. Specialized may from time to time furnish additional information to its stockholders.

                        ADDITIONAL INFORMATION

     Specialized will be required to file reports and other information under the Securities Exchange Act with the Securities and Exchange Commission in Washington, D.C. pursuant to Section 15(d) of the Securities Exchange Act. Anyone interested may be inspected these reports and information without charge at the principal office of the Commission, at Judiciary Plaza, 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Copies of the reports and information may be obtained from the Public Reference Section of the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed fees. The SEC maintains a Web site that contains the registration statement related to this prospectus and will contain reports and other information Specialized will file with the SEC. The Web site address is http://www.sec.gov.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS
                                                                  Page
Specialized Solutions, Inc.:
---------------------------
Consolidated Pro Forma Financial Statements:                       34
Pro Forma Consolidated Condensed Statements of Operations
   For  the Year Ended December 31, 2000  (unaudited)              35
Pro Forma Consolidated Condensed Statement Of Operations
   For  the Period Ended September 30, 2001 (unaudited)            36

Specialized Solutions, Inc. (Original Company):
----------------------------------------------
Independent Auditor's Report                                       37
Balance Sheets at December 31, 2000 and 1999 and
   September 30, 2001 and 2000 (unaudited)                         38
Statements of Operations for December 31, 2000 and 1999 and
   September 30, 2001 and 2000 (unaudited)                         39
Statements of Changes in Stockholders' Deficit
   at December 31, 2000 and 1999 and September 30, 2001 (unaudited)40 Statements of Cash Flows December 31, 2000 and 1999 and
   September 30, 2001 and 2000 (unaudited)                         41
Notes to Financial Statements                                      44

i-Academy, Inc.:
---------------
Independent Auditor's Report                                       50
Balance Sheet at September 30, 2000                                51
Statement of Operations  for the Period From August 25, 2000
(inception) through September 30, 2000                             52
Statement of Changes in Stockholder's Equity
  for the Period From August  25, 2000 (inception)
  through September 30, 2000                                       53
Statement of Cash Flows for the Period From August 25, 2000
 (inception) through September 30, 2000                            54
Notes to Financial Statements                                      55
Balance Sheet at June 30, 2001 (unaudited)                         57
Statement of Operations (unaudited) for the Nine Months
   Ended June 30, 2001                                             58
Statement of Changes in Stockholder's Equity
   for the nine months ended June 30, 2001 (unaudited)             59
Statement of Cash Flows (unaudited) for the Nine Months
   Ended June 30, 2001                                             60
Notes to Financial Statements (unaudited)                          61



                           Specialized Solutions, Inc.
                    Consolidated Pro Forma Financial Statements
                    -------------------------------------------

     The following unaudited pro forma financial statements give effect to the merger between Specialized Solutions, Inc. and i-Academy, Inc. as if all such transactions had been consummated on January 1, 2000 with respect to the statements of operations. The pro forma information gives effect to the merger under the purchase method of accounting using the assumptions and adjustments described in the accompanying notes to the pro forma consolidated condensed financial statements.

     The pro forma consolidated condensed financial statements are based on the historical financial statements of Specialized Solutions, Inc. and i-Academy and their related notes included elsewhere herein or otherwise incorporated by reference herein. The periods presented for Specialized Solutions, Inc. are for the year ended December 31, 2000 and the nine month period ended September 30, 2001, respectively. For i-Academy, the periods presented are August 25, 2000 (inception) through September 30, 2000 and for the nine month period ended June 30, 2001, respectively. No revenues for either company were excluded or included more than once in the pro forma condensed statements of operation for any of the periods presented. These pro forma statements are presented for informational purposes only and may not necessarily be indicative of the results that actually would have occurred had the merger been consummated at the dates presented, nor are they necessarily indicative of future operating results or financial position.



                        SPECIALIZED SOLUTIONS, INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2000

                                                        Pro Forma
                              Specialized              Adjustments
                               Solutions,  i-Academy,       &       Pro Forma
                                 Inc.          Inc.    Elimination Consolidated
                           ---------   ---------  ---------  ---------

SALES                     $2,134,101  $          $          $2,134,101
COST OF SALES                676,393                           676,393
                           ---------   ---------  ---------  ---------
GROSS PROFIT               1,457,708                         1,457,708
OPERATING EXPENSES:
General and Administrative   731,427      15,719               747,146
Selling Expenses             568,385                           568,385
Interest Expense              40,170                            40,170
                           ---------   ---------  ---------  ---------

 Total Operating Expenses  1,339,982      15,719             1,355,701
                           ---------   ---------  ---------  ---------

NET INCOME (LOSS)
FROM OPERATIONS              117,726     (15,719)              102,007
                           ---------   ---------  ---------  ---------

OTHER INCOME (EXPENSE)
 Other Income                 29,272                            29,272
                           ---------   ---------  ---------  ---------

NET INCOME (LOSS) BEFORE
INCOME TAXES                 146,998     (15,719)              131,279
INCOME TAX (EXPENSE)
 BENEFIT                     (45,004)                          (45,004)
                           ---------   ---------  ---------  ---------
NET INCOME (LOSS)         $  101,994  $  (15,719)$          $   86,275
                           =========   =========  =========  =========

Net Income per Share                                        $     0.01
                                                             =========
Weighted Average Shares
 Outstanding                                                 9,534,400
                                                             =========



                        SPECIALIZED SOLUTIONS, INC.
         PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                        Pro Forma
                              Specialized              Adjustments
                               Solutions,  i-Academy,       &       Pro Forma
                                 Inc.          Inc.    Elimination Consolidated
                           ---------   ---------  ---------  ----------

SALES                     $1,579,794  $   71,174 $          $1,650,968
COST OF SALES                634,655      72,427               707,082
                           ---------   ---------  ---------  ---------
GROSS PROFIT                 945,139      (1,253)              943,886
OPERATING EXPENSES:
General and Administrative   794,702      96,953               891,655
Selling Expenses             538,554                           538,554
Interest Expense              18,361                            18,361
                           ---------   ---------  ---------  ---------
  Total Operating Expenses 1,351,617      96,953             1,448,570
                           ---------   ---------  ---------  ---------
NET LOSS FROM
 OPERATIONS                 (406,478)    (98,487)             (504,684)
OTHER INCOME (EXPENSE)
 Other Income                 17,875       2,052                19,928
                           ---------   ---------  ---------  ---------
NET LOSS                  $ (388,603) $  (96,154)           $ (484,757)
                           =========   =========  =========  =========
Net Income (Loss) per Share                                 $    (0.09)
                                                             =========
Weighted Average Shares Outstanding                          5,221,615
                                                             =========



INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Specialized Solutions,
Inc.

We have audited the accompanying balance sheets of Specialized
Solutions, Inc., (a Florida Corporation) as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on Specialized's audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above resent fairly, in all material respects, the financial position of Specialized Solutions, Inc. as of December 31, 2000 and 1999, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

Respectfully submitted,

/s/ BELLA, HERMIDA, GILLMAN, HANCOCK & MUELLER

Certified Public Accountants
Plant City, Florida
April 12, 2001, except with respect to Notes 9 and 10, as to which the date is November 19, 2001.



                                SPECIALIZED SOLUTIONS, INC.
                                       BALANCE SHEETS
                                DECEMBER 31, 2000 AND 1999
                                              AND
                               SEPTEMBER 30, 2001 AND 2000 (UNAUDITED)
                               ---------------------------------------
                                        DECEMBER 31,          SEPTEMBER 30,
                                     2000        1999       2001        2000
                                 ---------   ---------   ---------   ---------
                                                               (UNAUDITED)
ASSETS
CURRENT ASSETS:
 Cash                           $   15,138  $    2,262  $    2,130  $   25,532
 Accounts Receivable, Net of
  Allowances of $14,000 (2001)
  and $18,424 (2000)               219,630     129,301     232,571     484,045
 Inventory                          23,732       6,700      70,752      31,389
 Other Receivables                  58,634                 100,285       3,403
 Other Current Assets                5,268      14,747       5,268      14,747
                                 ---------   ---------   ---------   ---------
   Total Current Assets            322,402     153,010     411,006     559,116
PROPERTY AND EQUIPMENT, NET        298,628     313,703     230,204     308,201
                                 ---------   ---------   ---------   ---------
TOTAL ASSETS                    $  621,030  $  466,713  $  641,210  $  867,317
                                 =========   =========   =========   =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Short-term Notes               $   49,993  $   49,500  $   45,775  $   49,500
 Current Maturities of
   Long-term Debt                  124,141      22,082     122,970      71,581
 Accounts Payable                  319,222     235,502     425,743     387,850
 Other Current Liabilities          46,151      43,222     140,398      98,471
                                 ---------   ---------   ---------   ---------
   Total Current Liabilities       539,507     350,306     734,886     607,402
LONG-TERM LIABILITIES              703,748     244,818     435,042     176,853
DEFERRED INCOME TAX LIABILITY        6,947       2,755       6,947       2,755
                                 ---------   ---------   ---------   ---------
   Total Liabilities             1,250,202     597,879   1,176,875     787,010
                                 ---------   ---------   ---------   ---------
STOCKHOLDERS' EQUITY (DEFICIT):
 Common Stock, $.001 Par Value,
  100,000,000 Shares Authorized,
  9,650,000 Issued and
  4,825,000 and 9,650,000 Shares
  Outstanding at December 31,
  2000 and 1999, Respectively
  13,962,000 and 9,650,000 Issued
  And 9,137,000 and 9,650,000
  Outstanding At September 30,
  2001 and 2000, Respectively        9,650       9,650      13,962       9,650
 Additional Paid In Capital            741         741     936,872         741
 Unearned Stock Compensation                              (458,733)
 Accumulated Earnings
  (Deficit)                        (39,563)   (141,557)   (428,166)     69,916
  Less: Treasury Stock, at Cost   (600,000)               (600,000)
                                 ---------   ---------   ---------   ---------
  Total Stockholders' Equity
  (Deficit)                       (629,172)   (131,166)   (535,665)     80,307
                                 ---------   ---------   ---------   ---------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY (DEFICIT) $  621,030  $  466,713  $  641,210  $  867,317
                                 =========   =========   =========   =========
The Accompanying Notes are an Integral Part of These Financial Statement


                                SPECIALIZED SOLUTIONS, INC.
                                 STATEMENTS OF OPERATIONS
                                ---------------------------
                                  FOR THE YEARS ENDED FOR THE NINE MONTHS ENDED
                                        DECEMBER 31,          SEPTEMBER 30,
                                     2000        1999       2001        2000
                                 ---------   ---------   ---------   ---------
                                                               (UNAUDITED)
SALES                           $2,134,101  $1,502,238  $1,579,794  $1,666,524
COST OF SALES                      676,393     515,598     634,655     511,527
                                 ---------   ---------   ---------   ---------
GROSS PROFIT                     1,457,708     986,640     945,139   1,154,997
OPERATING EXPENSES:
General and Administrative         731,427     629,401     794,702     512,995
Selling Expenses                   568,385     362,237     538,554     433,931
Interest Expense                    40,170      32,826      18,361      11,864
                                 ---------   ---------   ---------   ---------
  Total Operating Expenses       1,339,982   1,024,464   1,351,617     958,790
                                 ---------   ---------   ---------   ---------
NET INCOME (LOSS)
FROM OPERATIONS                    117,726     (37,824)   (406,478)    196,207
                                 ---------   ---------   ---------   ---------
OTHER INCOME (EXPENSE)
 Other Income                       29,272      19,281      17,875      15,266
 Loss on Disposal of Property
   And Equipment                               (13,328)
                                 ---------   ---------   ---------   ---------
   Total Other Income (Expense)     29,272       5,953      17,875      15,266
                                 ---------   ---------   ---------   ---------
NET INCOME (LOSS) BEFORE
INCOME TAXES                       146,998     (31,871)   (388,603)    211,473
INCOME TAX (EXPENSE)
   BENEFIT                         (45,004)     11,992
                                 ---------   ---------   ---------   ---------
NET INCOME (LOSS)               $  101,994  $  (19,879) $ (388,603) $  211,473
                                 =========   =========   =========   =========

Net Income (Loss) per Share     $     0.02  $    (0.00) $    (0.07) $     0.02
                                 =========   =========   =========   =========
Weighted Average Shares
   Outstanding                   9,534,000   9,650,000   5,221,615   9,650,000
                                 =========   =========   =========   =========

The Accompanying Notes are an Integral Part of These Financial Statements


                                   SPECIALIZED SOLUTIONS, INC.
                        STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                       FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                              AND
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
                   --------------------------------------------------------

                                                         Additional   Unearned
                               Common Stock   $.001 Par    Paid-in     Stock
                                  Shares        Amount    Capital  Compensation
                                 ---------   ---------   ---------   ----------
Balance, October 1, 1998         9,650,000     $ 9,650       $ 741
Net Loss
                                 ---------   ---------   ---------   ---------
Balance, December 31, 1999       9,650,000       9,650         741

Treasury Stock Acquired         (4,285,000)

Net Income
                                 ---------   ---------   ---------   ---------
Balance, December 31, 2000       4,285,000       9,650         741

Stock issued for
 acquisition                     3,500,000       3,500     124,943

Stock issued for services          812,000         812     811,188    (458,333)

Net Loss, through
September 30, 2001
                                 ---------   ---------   ---------   ---------
Balance, September 30, 2001      9,137,000  $   13,962  $  936,872  $ (458,333)
                                 =========   =========   =========   =========



The Accompanying Notes are an Integral Part of These Financial Statements


                                   SPECIALIZED SOLUTIONS, INC.
                        STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                       FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                              AND
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 (UNAUDITED)
                   --------------------------------------------------------

                                     Accumulated       Treasury
                                       Deficit             Stock        Total
                                     -----------       --------         -----
Balance, October 1, 1998             $  ( 121,678)   $             $  (111,287)
Net Loss                                (  19,879)                    ( 19,879)
                                      -----------     ----------    ----------
Balance, December 31, 1999              ( 141,557)                    (131,166)
Treasury Stock Acquired                                 (600,000)     (600,000)
Net Income                                101,994                      101,994
                                      -----------     ----------    ----------
Balance, December 31, 2000           $  (  39,563)   $ ( 600,000)  $ ( 629,172)

Stock issued for acquisition                                           128,443

Stock issued for services                                              353,667

Net Loss, through September 30, 2001     (388,603)                    (388,603)
                                      -----------     ----------    ----------
Balance, September 30, 2001          $   (428,166)   $  (600,000)  $  (535,665)
                                      ===========     ==========    ==========



The Accompanying Notes are an Integral Part of These Financial Statements


                                SPECIALIZED SOLUTIONS, INC.
                                 STATEMENTS OF CASH FLOWS
                                ---------------------------
                                  FOR THE YEARS ENDED FOR THE NINE MONTHS ENDED
                                        DECEMBER 31,          SEPTEMBER 30,
                                     2000        1999       2001        2000
                                 ---------   ---------   ---------   ---------
                                                               (UNAUDITED)

CASH FLOWS FROM
OPERATING ACTIVITIES:
 Net Income (Loss)              $  101,994  $  (19,879) $ (388,603) $  211,473
 Adjustments to Reconcile Net
  Income (Loss) to Net Cash Provided
  by Operating Activities:
   Depreciation and Amortization    22,705      15,707      17,028      11,000
   Common Stock Issued for Services                        353,667
   Increase (Decrease) in Net
    Deferred Taxes                  13,670     (11,991)
   Net (Gain) Loss on Disposal
    of Assets                                   13,328                  (3,923)
 Changes in Operating Assets and
  Liabilities:
   Accounts Receivable             (90,328)    (74,395)    (12,942)   (354,744)
   Other Receivables               (58,634)                (16,481)     (3,403)
   Inventory                       (17,032)     (4,957)    (47,020)    (24,689)
   Accounts Payable                 83,720      78,224     106,521     222,348
   Other Current Liabilities         2,930       5,078      94,247      55,249
                                 ---------   ---------   ---------   ---------
     Net Cash Provided by
      Operating Activities          59,025       1,115     106,417     113,311
                                 ---------   ---------   ---------   ---------
CASH FLOWS FROM
INVESTING ACTIVITIES:
 Capital Expenditures               (4,538)    (92,000)    (23,599)     (1,575)
                                 ---------   ---------   ---------   ---------
     Net Cash Used in Investing
      Activities                    (4,538)    (92,000)    (23,599)     (1,575)
                                 ---------   ---------   ---------   ---------
CASH FLOWS FROM
FINANCING ACTIVITIES:
 Net Proceeds from Short-term Debt     493      49,500
 Net Repayments of Short-term Debt                          (4,218)
 Proceeds from Long-term Debt and
  Capital Leases                                50,000
 Principal Payments on Long-term Debt
  and Capital Leases               (42,104)    (10,319)    (91,608)    (88,466)
                                 ---------   ---------   ---------   ---------
    Net Cash Provided by (Used in)
    Financing Activities           (41,611)     89,181     (95,826)    (88,466)
                                 ---------   ---------   ---------   ---------
NET INCREASE (DECREASE) IN CASH     12,876      (1,704)    (13,008)     23,270
CASH AT BEGINNING OF PERIOD          2,262       3,966      15,138       2,262
                                 ---------   ---------   ---------   ---------
CASH AT END OF PERIOD           $   15,138  $    2,262  $    2,130  $   25,532
                                 =========   =========   =========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash Paid during the Period
   for Interest                 $   38,792  $   27,763  $   18,136  $    9,046
                                 =========   =========   =========   =========
The Accompanying Notes are an Integral Part of These Financial Statements


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
                                        DECEMBER 31,          SEPTEMBER 30,
                                     2000        1999       2001        2000
                                 ---------   ---------   ---------   ---------
                                                               (UNAUDITED)

Property Acquired
with Long-term Note                         $  185,000
                                             =========
Equipment Acquired with
Capital Lease                   $    3,091  $   42,218
                                 =========   =========
Treasury Stock Purchased with
   Long-term Note               $  600,000
                                 =========
Property Sold to Stockholder
   For the Mortgage Payable                             $  203,437
                                                         =========
Acquisition of i-Academy for Common Stock               $  128,443
                                                         =========
Common Stock Issued For Services                        $  353,667
                                                         =========
Account Payable Paid with
   Short-term Note                                                  $   70,000
                                                                     =========



The Accompanying Notes are an Integral Part of These Financial Statements


                         SPECIALIZED SOLUTIONS, INC.
                    NOTES TO THE FINANCIAL STATEMENTS
     DECEMBER 31, 2000 AND 1999 AND SEPTEMBER 2001 AND 2000 (UNAUDITED)

NOTE 1:  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Specialized Solutions, Inc. was organized as a Florida corporation in November, 1996. The Company designs and sells information technology training products. The Company's products include training programs on video and compact disk, books and other courseware on various computer technologies. These products are marketed primarily via television, the Internet, direct mail and publications. The Company also designs custom curriculums for business customers.

The accompanying unaudited interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the results of operations for the periods presented have been included. Operating results for the interim period shown in this report are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. For further information, refer to the audited financial statements and footnotes for the year ended December 31, 2000.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
----------------
For purposes of financial statement presentation, the Company considers all highly liquid instruments with maturity of three months or less at the time of purchase to be cash equivalents. The Company holds no such instruments at December 31, 2000 and 1999.

Accounts Receivable
-------------------
The Company grants unsecured credit to certain customers for terms of 10 to 60 days. The Company estimates and records an allowance for bad debts and sales returns based on historical experience. Accounts receivable with credit balances have been included as a current liability in accounts payable in the accompanying Balance Sheets.

Inventory
---------
Inventories are recorded at the lower of cost (first-in, first-out) or market. Inventories consist principally of videotapes, compact disks and printed material.

Property and Equipment
----------------------
Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from 5 to 40 years. Expenditures for maintenance and repairs are charged to expense as incurred. Major improvements are capitalized.

Revenue Recognition
-------------------
Revenue on product sales is recognized upon shipment or transfer of title to the customer. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Advertising Costs
-----------------
Advertising costs are charged to operations in the year incurred and totaled $192,319 and $52,874 for the years ended December 31, 2000 and 1999, respectively.

Research and Development Costs
------------------------------
Research, development, and engineering costs are expensed in the year incurred. These costs were $268,909 and $91,801 for the years ended December 31, 2000 and 1999, respectively.

NOTE 2:  OTHER RECEIVABLES

At December 31, 2000, Other Receivables consists of a receivable from the owner and sole shareholder in the amount of $32,754 and a receivable from an employee who is also a former shareholder in the amount of $25,880.

NOTE 3:  PROPERTY AND EQUIPMENT

          Property and Equipment, at cost, consist of the following:

                                      2000          1999
                                      ----          ----
   Building and Improvements      $ 238,250     $ 238,250
   Equipment                         66,630        66,630
   Computers and Software            33,707        26,077
   Furniture and Fixtures            14,935        14,935
                                   --------      --------
             Total                  353,522       345,892
   Less, Accumulated
    Depreciation and Amortization    54,894        32,189
                                   --------      --------
   Net Property and Equipment     $ 298,628     $ 313,703
                                   ========      ========

Property and equipment include gross assets acquired under capital leases of $46,193 and $43,102 at December 31, 2000 and December 31, 1999, respectively. Related amortization included in accumulated depreciation was $6,928 and $2,514 at December 31, 2000 and December 31, 1999, respectively. Capital leases are included as a component of computers and software and equipment. Amortization of assets under capital leases is included in depreciation expense. Depreciation expense for the years ended December 31, 2000 and 1999 was $22,705, and $15,707, respectively.

NOTE 4:  SHORT-TERM DEBT

Short-term debt consists of a line of credit with a bank in the amount of $50,000. Interest is payable monthly at a variable rate based on the Citibank, N.A. New York rate plus one percent. The principal is payable on demand.

NOTE 5:  LONG-TERM LIABILITIES

Long-term Liabilities consist of the following:

                                      2000          1999
                                      ----          ----
   Note payable to former
   stockholder; not interest
   bearing; monthly payments
   of $8,000; secured by 50
   shares of treasury stock       $ 580,000      $

   Note payable to trust;
   bearing interest at 10%;
   monthly payments of $1,785,
   principal and interest;
   balloon payment of $175,147
   due February 1, 2002, secured
   by a mortgage on the Company's
   building                         179,144       182,470

   Note payable to bank; bearing
   interest at 8.75%; monthly
   payments of $1,035, principal
   and interest; secured by all
   corporate assets, including
   inventories and accounts
   receivable                        38,030        46,635

   Capital lease payable to
   leasing company; bearing
   interest at 36.79%; monthly
   payments of $1870, principal
   and interest; secured by studio
   equipment and furniture; option
   to purchase at the greater of
   fair market value or $4,222       27,658        37,795

   Capital lease payable to retailer;
   bearing interest at 16.53%;
   monthly payments of $112,
   principal and interest; secured
   by computer equipment              3,057
                                   --------      --------
      Total                         827,889       266,900
      Less, Current Maturities      124,141        22,082
                                   --------      --------
      Net Long-term Debt          $ 703,748     $ 244,818
                                   ========      ========

The aggregate annual maturities of long-term debt  are as follows:

YEAR ENDING DECEMBER 31,                      AMOUNT
                                              ------
                   2001                     $ 109,092
                   2002                       281,761
                   2003                       107,245
                   2004                       103,076
                   2005                        96,000
             Subsequent                       100,000
                                             --------
                  TOTAL                     $ 797,174
                                             ========

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2000 are as follows:

YEAR ENDING DECEMBER 31,                      AMOUNT
                                              ------
                   2001                     $  23,769
                   2002                        16,290
                   2003                         1,326
                   2004                         1,216
                                             --------
Total Minimum Lease Payments                $  42,601
Less Amount Representing Interest             (11,886)
                                             --------
Present Value of Net Minimum Lease Payments $  30,715
                                             ========

NOTE 6:  INCOME TAXES

The federal and state income tax provision (benefit) is summarized as follows:

                                      2000          1999
                                      ----          ----
 Current:
    Federal                        $ 25,343     $
    State                             5,991
                                   --------      --------
                                     31,334
                                   --------      --------
 Deferred:
    Federal                          11,672       (10,239)
    State                             1,998        (1,753)
                                   --------      --------
                                     13,670       (11,992)
                                   --------      --------
Total Provision (Benefit)
 before Income Taxes              $  45,004     $ (11,992)
                                   ========      ========

A reconciliation of the provisions for income (benefit) for income taxes and amounts determined by applying the statutory U.S. federal tax rate to income before income and taxes is as follows:

                                             Years Ended December 31,
                                                2000          1999
                                                ----          ----

Computed Tax at the Federal Statutory
 Rate of 34%                                $  49,976    $  (11,322)
State Taxes, Net of Federal Benefit             5,273        (1,157)
Operating Loss Carryforwards                   (7,197)
Other, Net                                     (3,048)          487
                                             --------      --------
                                            $  45,004     $ (11,992)
                                             ========      ========
Effective Tax Rate                                31%           36%
                                             ========      ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                             Years Ended December 31,
                                                2000          1999
                                                ----          ----
Deferred Tax Assets:
  Allowance for Bad Debts                   $   5,268     $   6,782
  Operating Loss Carryforward                                 7,965
                                             --------      --------
  Total Deferred Tax Assets                 $   5,268     $  14,747
                                             ========      ========
Deferred Tax Liabilities:
  Difference Between Book and
  Tax Depreciation                          $  (6,947)    $  (2,755)
                                             --------      --------
  Total Deferred Tax Liabilities            $  (6,947)    $  (2,755)
                                             ========      ========

NOTE 7:  TREASURY STOCK

During November 2000, the Company repurchased 4,825,000 shares, as adjusted, from a 50% shareholder, at a cost of $600,000. A long-term note payable to the seller financed the purchase.

NOTE 8:  COMMITMENTS AND CONTINGENCIES

The Company leased various office equipment under operating leases with terms of less than one year. Rent expense for these leases amounted to $18,966 and $16,004 for the years ended December 31, 2000 and 1999, respectively.

The Company has obligations under agreements to pay royalties to developers of certain of its products based on product sales. Under the Agreements, the Company pays developers amounts for each unit of the product sold which vary from $.30 to $10 per unit, depending on the type of product. Royalty expense under these agreements amounted to $54,321 and $34,284 for the years ended December 31, 2000 and 1999, respectively.

NOTE 9:  ACQUISITION

On August 8, 2001, i-Academy, Inc., a subsidiary of Stampede Worldwide, Inc., acquired all of the outstanding common stock of Specialized Solutions, Inc. in exchange for 4,825,000 shares of i-Academy common stock and changed its name to Specialized Solutions, Inc. For accounting purposes, the acquisition has been treated as an acquisition of i-Academy by Specialized Solutions with Specialized Solutions as the acquiror (a reverse acquisition). Accordingly, Specialized Solutions is presented as the continuing entity and the historical financial statements prior to August 8, 2001 are those of Specialized Solutions. As a result of the reverse acquisition, the number of common shares and per share amounts in the historical financial statement have been restated to conform with the equivalent number of i-Academy shares received in the acquisition.

The acquisition was accounted for using the purchase method with a purchase price of $135,661, based on the fair market value of the assets acquired. i-Academy was organized August 25, 2000 to operate a computer and information technology training facility. Operations were suspended on March 30, 2001 due to the reorganization of its parent corporation, Stampede Worldwide, Inc. , under Chapter 11 of the Bankruptcy Code. Under the terms of the acquisition agreement, Stampede Worldwide retained 3,500,000 shares of the continuing entity in exchange for all of the outstanding common stock of i-Academy. The agreement requires that 2,500,000 shares be registered and distributed to the shareholders of Stampede Worldwide as of a record date to be determined.

Pro forma information giving effect to the transaction as if the acquisition had occurred on January 1, 2000 is as follows:

                                      2000            2001
                                      ----            ----
Net Revenues                     $2,134,101      $1,650,968
Net Income (Loss)                $   86,275      $( 484,757)
Net Loss per Common Share        $     0.01      $(    0.09)

The pro forma information for 2000 is based on the results of operations for the year ended December 31, 2000 for Specialized Solutions and the period from August 25, 2000 (inception) through September 30, 2000 for i-Academy. The pro forma information for 2001 is based on the results of operations for the nine months ended September 30, 2001 for Specialized Solutions and the nine months ended June 20, 2001 for i-Academy (the closest interim period to the date the merger was completed).

Under the terms of the merger agreement, the President of Stampede Worldwide will serve on the Board of Directors of Specialized Solutions for one year. He has been issued 500,000 shares of the Company's common stock valued at $500,000 as compensation for his services. The related expense has been recorded as unearned stock compensation in the stockholders' equity section of the balance sheet and is being amortized over the period of service.

NOTE 10:  RELATED PARTY TRANSACTIONS

On March 9, 2001, as a precondition to the merger with i-Academy, the Company's president and sole shareholder purchased the office building owned by the Company and assumed the balance of the $178,267 and issued a note to the Company for $25,170, for a total sales price of $203,437. Because the fair market value less estimated selling costs exceeds the cost of the building, no asset impairment has been recognized by the Company. Fair market value was determined based on the prices of similar assets for sale in the Company's geographic region.


INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of i-Academy, Inc.

We have audited the accompanying balance sheet of i-Academy, Inc., (a Florida corporation, development stage company and wholly-owned subsidiary of Stampede Worldwide, Inc.) as of September 30, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from August 25, 2000 (inception) through September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of i-Academy, Inc. as of September 30, 2000, and the results of its operations and cash flows for the period from August 25, 2000 (inception) through September 30, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company's lack of significant operating history, operating losses and negative cash flows raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ BELLA, HERMIDA, GILLMAN, HANCOCK & MUELLER

Certified Public Accountants
Plant City, Florida
December 20, 2000



                              i-ACADEMY, INC.
                     (A DEVELOPMENT STAGE COMPANY AND A
              WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)
                               BALANCE SHEET

                                                 SEPTEMBER 30, 2000
                                                 ------------------
ASSETS
CURRENT ASSETS:
 Accounts Receivable, Net of
    Allowance of for Bad Debts
    Of $5,000                                        $  20,170
 Inventory                                              14,444
                                                      --------
   Total Current Assets                                 34,614
PROPERTY AND EQUIPMENT, NET                            149,149
                                                      --------
TOTAL ASSETS                                         $ 183,763
                                                      ========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Due to Parent Company                               $   4,342
 Deferred Revenues                                      44,170
                                                      --------
   Total Current Liabilities                            48,512
                                                      --------
STOCKHOLDER'S EQUITY:
 Common Stock, $.001 Par Value,
  100,000,000 Shares Authorized,
  100 Shares Issued and Outstanding
  at September 30, 2000
 Additional Paid In Capital                            150,970
 Deficit Accumulated During
  the Developmental Stage                              (15,719)
                                                      --------
   Total Stockholder's  Equity                         135,251
                                                      --------
TOTAL LIABILITIES AND
 STOCKHOLDER'S EQUITY                                $ 183,763
                                                      ========



The Accompanying Notes are an Integral Part of This Financial Statement


                                   i-ACADEMY, INC.
                        (A DEVELOPMENT STAGE COMPANY AND A
                 WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)

                                   STATEMENT OF OPERATIONS
              ----------------------------------------------------

                                   August 25, 2000        Cumulative
                                     (Inception)            Amounts
                                       Through               Since
                                 September 30, 2000        Inception
                                 ------------------       ----------
OPERATING EXPENSES:

 General and Administrative        $   15,719             $   15,719
 Total Operating Expenses              15,719                 15,719
                                    ---------              ---------
NET LOSS                           $   15,719             $   15,719
                                    =========              =========



The Accompanying Notes are an Integral Part of This Financial Statement


                                   i-ACADEMY, INC.
                        (A DEVELOPMENT STAGE COMPANY AND A
                 WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)

                    STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                       FOR THE PERIOD FROM  AUGUST 25, 2000
                     (INCEPTION) THROUGH SEPTEMBER 30, 2000
                 ----------------------------------------------------

                                                              Deficit
                                                            Accumulated
                                                            During The
                             Common Stock     Additional    Development
                                Shares     Paid-in Capital    Stage
                             ------------  ---------------  -----------

Stock Issued for Cash,
  August 25, 2000                100        $      10        $

Capital Contributed by
  Parent Corporation                          150,970

Net Loss                                                       (15,719)
                           ---------         --------         --------
Balance, September 30, 2000      100        $ 150,970        $ (15,719)
                           =========         ========         ========



The Accompanying Notes are an Integral Part of This Financial Statement


                                   i-ACADEMY, INC.
                        (A DEVELOPMENT STAGE COMPANY AND A
                 WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)

                                     STATEMENT OF CASH FLOWS
                 ----------------------------------------------------

                                   August 25, 2000        Cumulative
                                     (Inception)            Amounts
                                       Through               Since
                                 September 30, 2000        Inception
                                 ------------------       ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                          $  (15,719)            $ ( 15,719)
 Adjustments to Reconcile Net
  Income (Loss) to Net Cash Provided
  by Operating Activities:
   Depreciation and Amortization        3,104                  3,104
 Changes in Operating Assets and
  Liabilities:
   Accounts Receivable               ( 20,170)              ( 20,170)
   Inventory                         ( 14,444)              ( 14,444)
   Deferred Revenue                    44,170                 44,170
                                    ---------              ---------
   Net Cash used in
     Operating Activities              (3,059)               ( 3,059)
                                    ---------              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital Expenditures                (  1,293)               ( 1,293)
                                    ---------              ---------
     Net Cash Used in Investing
      Activities                     (  1,293)               ( 1,293)
                                    ---------              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from Common Stock Issued         10                     10
 Proceeds from Parent Loan              4,342                  4,342
                                    ---------              ---------
     Net Cash Provided by
      Financing Activities              4,352                  4,352
                                    ---------              ---------
NET INCREASE (DECREASE) IN CASH             0                      0
CASH AT BEGINNING OF YEAR                   0                      0
                                    ---------              ---------
CASH AT END OF YEAR                $        0             $        0
                                    =========              =========

SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash Paid during the Year
   for Interest                    $        0             $        0
                                    =========              =========
Cash Paid during the Year
   for Income Taxes                $        0             $        0
                                    =========              =========
SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
 Property Contributed by
   Parent Corporation at Cost      $  150,960             $  150,960
                                    =========              =========



The Accompanying Notes are an Integral Part of This Financial Statement

                                   i-ACADEMY, INC.
                        (A DEVELOPMENT STAGE COMPANY AND A
                 WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)
                           NOTES TO THE FINANCIAL STATEMENTS
                                 SEPTEMBER 30, 2000

NOTE 1:  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

i-Academy, Inc., was organized as a Florida corporation on August 25, 2000. The Company is a development stage entity and was formed to design and provide computer and information technology training classes. As a development stage entity, the Company is currently primarily focused on developing sales markets, designing curriculum and equipping classrooms. The Company's success will depend in part on its ability to successfully market its training classes against a large number of well-established competitors. There can be no assurance that the Company will be able to develop sales markets for its products.

The Company has no significant operating history and from August 25, 2000 (inception) through September 30, 2000 has generated an accumulated deficit of $15,719 and negative cash flows. The Company has required and will continue to require significant contributions to operations from its parent, Stampede Worldwide, Inc. The accompanying financial statements for the period ending September 30, 2000 have been prepared assuming the Company will continue as a going concern. In order to fund future operations and to provide additional working capital, management intends to seek additional debt and equity financing, as well as candidates for possible mergers and acquisitions. However, there can be no assurance that such financing will be obtained in sufficient amounts necessary to meet the Company needs or that a suitable merger or acquisition will be consummated.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of Estimates
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
----------------
For purposes of financial statement presentation, the Company considers all highly liquid instruments with maturity of three months or less at the time of purchase to be cash equivalents. The Company holds no such instruments at September 30, 2000.

Accounts Receivable
-------------------
The Company grants unsecured credit to certain customers. The Company estimates and records an allowance for bad debts.

Inventory
---------
Inventories are recorded at the lower of cost (first-in, first-out) or market. Inventories consist principally of promotional merchandise bearing the Company logo.

Property and Equipment
----------------------
Property and equipment are stated at cost and depreciated using the straight-line method over estimated useful lives ranging from 5 to 10 years. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue Recognition
-------------------
Revenue from training classes is recognized as earned. Provisions for discounts, cancellations, and other adjustments are provided for in the same period the related sales are recorded. Deferred revenue represents tuition paid by customers for which classes have not commenced.

NOTE 2:  PROPERTY AND EQUIPMENT

Property and Equipment, at cost, consist of the following:

     Computers and Software              $ 113,936
     Furniture and Fixtures                 38,317
                                          --------
             Total                         152,253
     Less, Accumulated
      Depreciation and Amortization          3,104
                                          --------
     Net Property and Equipment          $ 149,149
                                          ========

Depreciation expense for the period from August 25, 2000 (inception) through September 30, 2000 was $3,104.

NOTE 3:  INCOME TAXES

The Company files consolidated federal and state income tax returns with its parent company. In accordance with the inter-corporate tax allocation policy, the parent company allocates amounts equivalent to federal income tax charges or credits based on separate company taxable income or loss using the statutory rates to the Company. The parent company currently has significant net operating loss carry forwards that may be applied future income. These losses create a deferred tax asset at September 30, 2000. The parent company has recorded a 100% valuation allowance against net deferred tax assets due to uncertainty of their ultimate realization. The Company's portion of the net operating losses of $15,719 expires in 2015. The entire related deferred tax asset of $1,233 has been reduced to $0 by the valuation allowance.

                                   i-ACADEMY, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)
                             BALANCE SHEET (UNAUDITED)
               -------------------------------------------------------

                                               JUNE 30, 2001
                                               -------------

ASSETS:
PROPERTY AND EQUIPMENT, NET                      $  132,747
                                                  ---------
TOTAL ASSETS                                     $  132,747
                                                  =========

LIABILITIES AND STOCKHOLDER'S EQUITY
STOCKHOLDER'S EQUITY:
 Common Stock, $.001 Par Value,
  100,000,000 Shares Authorized,
  100 Shares Issued and Outstanding
  at June 30, 2001
 Additional Paid In Capital                      $  244,620
 Accumulated Deficit                               (111,873)
                                                  ---------
   Total Stockholder's Equity                       132,747
                                                  ---------
TOTAL LIABILITIES AND
 STOCKHOLDER'S EQUITY                            $  132,747
                                                  =========




























The Accompanying Notes are an Integral Part of This Financial Statement

                                   i-ACADEMY, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)
                          STATEMENT OF OPERATIONS (UNAUDITED)
                        FOR THE NINE MONTHS ENDED JUNE 30, 2001
               -------------------------------------------------------

SALES                                            $   71,174
COST OF SALES                                        72,427
                                                  ---------
GROSS LOSS                                          ( 1,253)
OPERATING EXPENSES                                   96,953
                                                  ---------
LOSS FROM OPERATIONS                                (98,206)
OTHER INCOME                                          2,052
                                                  ---------
NET LOSS                                         $  (96,154)
                                                  =========





































The Accompanying Notes are an Integral Part of This Financial Statement

                                   i-ACADEMY, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.) STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (UNAUDITED)
                     FOR THE NINE MONTHS ENDED JUNE 30, 2001
               -------------------------------------------------------

                             Common Stock     Additional    Accumulated
                                Shares     Paid-in Capital    Deficit
                             ------------  ---------------  -----------

Balance, September 30, 2000      100        $ 150,970        $ (15,719)
Capital Contributed by
   Parent Corporation                          93,650
Net Loss                                                       (96,154)
                           ---------         --------         --------
Balance, June 30, 2001           100        $ 244,620        $(111,873)
                           =========         ========         ========







































The Accompanying Notes are an Integral Part of This Financial Statement

                                   i-ACADEMY, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)
                          STATEMENT OF CASH FLOWS (UNAUDITED)
                      FOR THE NINE MONTHS ENDED JUNE 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                      $(96,154)
 Adjustments to Reconcile Net
  Income (Loss) to Net Cash Provided
  by Operating Activities:                       21,949
  Depreciation and Amortization

 Changes in Operating Assets and
  Liabilities:
   Accounts Receivable                           20,170
   Other Assets                                     281
   Inventory                                     14,444
   Deferred Revenue                             (44,170)
                                                -------
     Net Cash Provided by
      Operating Activities                      (83,761)
                                                -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Providing by (Used in)
      Investing Activities                            0
                                                -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net Cash Contributed by Parent                   83,761
                                                -------
Net Cash Provided by
      Financing Activities                       83,761
                                                -------
NET INCREASE (DECREASE) IN CASH                       0
CASH AT BEGINNING OF YEAR                             0
                                                -------
CASH AT END OF YEAR                            $      0
                                                =======

SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash Paid during the Period
   for Interest                                $      0
                                                =======
 Cash Paid during the Period
   for Income Taxes                            $      0
                                                =======
SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
 Property Contributed by
    Parent Corporation at Cost                 $  5,547
                                                =======



The Accompanying Notes are an Integral Part of This Financial Statement


                                   i-ACADEMY, INC.
               (A WHOLLY-OWNED SUBSIDIARY OF STAMPEDE WORLDWIDE, INC.)
                    NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
                                  JUNE 30, 2001

NOTE 1:  ORGANIZATION

i-Academy, Inc., was organized as a Florida corporation and a wholly owned subsidiary of Stampede Worldwide, Inc. on August 25, 2000 and was a development stage entity through September 30, 2000. During the nine months ended June 30, 2001, the Company began operating as a computer and information technology training facility. However, its operations were suspended on March 30, 2001 and the parent corporation, Stampede Worldwide, Inc., filed for protection under Chapter 11 of the Federal Bankruptcy Code on April 5, 2001. In May, 2001, i-Academy, Inc. entered into an agreement for a merger with Specialized Solutions, Inc. Specialized Solutions, Inc. designs and sells computer and information technology training products. On August 8, 2001, subsequent to the balance sheet date, the merger agreement was finalized, subject to the approval of the bankruptcy court. Under the terms of the agreement, the merged entity will operate under the name "Specialized Solutions, Inc." and 2.5 million shares of the common stock of the newly merged entity will be distributed to the shareholders of Stampede Worldwide, Inc., the parent corporation. Stampede Worldwide, Inc. Will receive one million shares of the common stock of the newly merged company.

NOTE 2:  GOING CONCERN

The Company has no significant operating history and has generated operating losses and negative cash flows since inception. The Company has required significant contributions to operations from its parent, Stampede Worldwide, Inc. On March 30, 2001, the parent corporation, Stampede Worldwide, Inc., lacking capital for further investment, suspended operations of i-Academy, Inc. On August 8, 2001, subsequent to the balance sheet date, the Company completed a merger with Specialized Solutions, Inc. As discussed in Note 1, the newly merged entity will operate under the name "Specialized Solutions, Inc." The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3:  BASIS OF PRESENTATION

The interim financial statements are prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The interim financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to a fair presentation of the Company's financial position, results of operations and cash flows for the interim periods. The accompanying financial statements do not contain all of the disclosures required by generally accepted accounting principles and should be read in conjunction with the audited financial statements and related notes for the period ended September 30, 2000. The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the year ended September 30, 2001.

                        [Remainder of page left blank.]

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The Registrant may indemnify a director and must indemnify an officer who is made party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he acted in a manner he believed in good faith to in or not opposed to the best interests of the Registrant and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A director or officer's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of Florida law regarding indemnification. The Registrant may not indemnify a director or an officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant or in connection with any other proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding. To the extent a director or officer is successful on the merits or otherwise in the defense of any proceeding to which was a party, or in defense of any claim, issue or matter therein, because he is or was a director of the Registrant, the Registrant must indemnify the director or officer against reasonable expenses incurred by him in connection with the proceeding. The Registrant may pay or reimburse the reasonable expenses incurred by a director or officer in advance of final disposition of a proceeding, provided the director furnishes the Registrant with written affirmation of his good faith and a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification. The Board or special legal counsel must make a determination in each case of indemnification of a director, but not of an officer, that indemnification is permissible in the circumstances because the director has met the required standard of conduct.

Article XI of the Registrant's Bylaws also contain provisions for indemnification of directors and officers. See, Exhibit 3.2.

Item 25. Other Expenses of Issuance and Distribution.

Registration fees:
Federal                             $    2,626
Transfer Agent                           1,000
Legal fee                              200,000*
Printing                                   500
Accounting                               2,000**
                                     ---------
Total:                              $   26,126
                                     =========

*Legal fees in connection with the registration statement have been paid in the form of 200,000 shares of the registrant's common stock valued at $1.00 per share.
**Accounting fees include prospectus review only and not audit and quarterly review fees, which are estimated at $40,000.

Item 26. Recent Sales of Unregistered Securities.

The following information covers the Registrant's unregistered sales of securities within the three-year period ending on June 30, 2001 and the interim period subsequent thereto.

1. The Company issued 100 shares of common stock to Stampede Worldwide, Inc. at the time of its organization in August 2000. Stampede was the Company's founder. In connection with a merger in which the Company acquired its current business on August 8, 2001, Stampede retained an additional 3,499,900 shares to Stampede, for a total of 3,500,000 shares.

2. The Company issued 4,825,000 shares of common stock to Carrie A. Cameron in the merger of a company of which she was at that time the sole stockholder into the Company on August 8, 2001. Also, pursuant to the agreement for this merger, the Company issued common stock to the following persons for the purposes indicated:

Jackson L. Morris       200,000 shares      legal services
John V. Whitman, Jr.    500,000 shares      director and consultant's fee
                                             Mr. Whitman is president of
                                             Stampede
John A. Civatte, Jr.    417,400 shares      payment of note given in purchase
                                             of his stock in Ms. Cameron's
                                             original company.  Mr. Civatte
                                             was formerly an officer and
                                             stockholder of Ms. Cameron's
                                             original company.
J. Frank Foster          25,000 shares      compensation bonus*
John Krysher             25,000 shares      compensation bonus*
Susan Schmidt             5,000 shares      compensation bonus*
Shawn Oliver              5,000 shares      compensation bonus*
Barry Steves              2,000 shares      compensation bonus*

*The Company had no legal obligation to issue these shares to these employees, nor or the employees required to render any services in order to retain the shares. These employees were instrumental in the success of Ms. Cameron's original company and she desired for them to benefit from the Company's development into a publicly traded company.

3. The Company issued 20,000 shares of common stock to Winston D. Carlee, following the merger, for accounting services. Mr. Carlee has at various times been the chief financial officer of Stampede and the chief financial office of the Company.

4. The Company issued 30,000 shares to Roger Unbehagen as compensation for his services as Chief Financial Officer, replacing Robert Hartford who surrendered 10,000 shares of the Company's common stock which had been issued to Mr. Hartford as compensation for services which his resignation prevented him from fully rendering.

The registrant relies upon Section 4(2) of the Securities Act of 1933, as amended, for exemptions from the registration requirements of said Act for the issuance of the Common Stock described above. All of the persons who received shares for consideration are sophisticated investors who have had involvement with the Company. None of the shares were sold for cash. Additional facts and circumstances regarding each issue are set forth above.

Item 27. Exhibits.
3.1  Articles of Incorporation*
3.2  Articles of Amendment to Articles of Incorporation*
3.3  Articles of Merger*
3.4  Amended Articles of Merger
3.5  By-laws, as Amended*
5    Opinion re: legality*
23.1 Consent of counsel (included in Exhibit 5)*
23.2 Consent of independent public accountant

*Previously filed.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, in the City of Tampa, State of Florida on February 14, 2002.

Specialized Solutions, Inc.
By: /s/ Carrie A. Cameron
    Carrie A. Cameron
    President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                 Capacity in which signed:  Date signed:

/s/ Carrie A. Cameron     Director, President        February 14, 2002
Carrie Cameron             and Principal Executive Officer

/s/ John V. Whitman, Jr.  Director                   February 14, 2002
John V. Whitman, Jr.

/s/ Roger Unbehagen       Chief Financial Officer    February 14, 2002
Roger Unbehagen